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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Tangoe, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 24, 2012

Dear Tangoe Stockholder:

        You are cordially invited to our Annual Meeting of Stockholders on Wednesday, June 6, 2012, beginning at 10:00 a.m., local time, at The Study at Yale, 1157 Chapel Street, New Haven, Connecticut 06511. The enclosed notice of annual meeting sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The board of directors recommends that you vote "FOR" Proposals 1, 2 and 3 and for "1 YEAR" with respect to Proposal 4, as set forth in the proxy statement.

        We look forward to seeing you there.

Very truly yours,

Albert R. Subbloie, Jr. President and Chief Executive Officer

TANGOE, INC.
35 Executive Boulevard
Orange, Connecticut 06477

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, June 6, 2012

        The Annual Meeting of Stockholders (the "Annual Meeting") of Tangoe, Inc., a Delaware corporation ("Tangoe" or the "Company"), will be held at The Study at Yale, 1157 Chapel Street, New Haven, Connecticut 06511, on Wednesday, June 6, 2012, at 10:00 a.m., local time, to consider and act upon the following matters:

  1.
  To elect three class I directors, each for a three year term;

  2.
  To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012;

  3.
  To vote on a non-binding advisory proposal to approve executive compensation;

  4.
  To vote on a non-binding advisory proposal regarding the frequency of future advisory proposals to approve executive compensation; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 11, 2012 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Albert R. Subbloie, Jr. Chairman, President and Chief Executive Officer

Orange, Connecticut
April 24, 2012

A STOCKHOLDER MAY OBTAIN ADMISSION TO THE MEETING BY IDENTIFYING HIMSELF OR HERSELF AT THE MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL (BUT NOT OF RECORD) OWNER, A COPY OF A BROKER'S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON APRIL 11, 2012 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

TANGOE, INC.
35 Executive Boulevard
Orange, Connecticut 06477

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 6, 2012

 Information About the Annual Meeting and Voting

        This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the "board of directors" or the "board") of Tangoe, Inc. (the "Company," "Tangoe," "we" or "us") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 6, 2012, at The Study at Yale, 1157 Chapel Street, New Haven, Connecticut 06511 at 10:00 a.m., local time, and at any adjournment thereof. On April 11, 2012, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 37,157,949 shares of our common stock, par value $0.0001 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

        Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

        If you are the "record holder" of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of four ways:

  (1)
  You may vote over the Internet.    You may vote your shares by following the "Vote by Internet" instructions on the enclosed proxy card.

  (2)
  You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions on the enclosed proxy card.

  (3)
  You may vote by mail.    You may vote by completing and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope.

  (4)
  You may vote in person.    If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

        All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders' instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors' recommendations on such proposals as set forth in this proxy statement.

        After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

  •
  submitting a new proxy by following the "Vote by Internet" or "Vote by Phone" instructions, respectively, on the enclosed proxy card, up until 11:59 p.m. Eastern Time the day before the Annual Meeting;

  •
  signing another proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;

  •
  giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

  •
  voting in person at the Annual Meeting.

        Your attendance at the Annual Meeting alone will not revoke your proxy.

        If the shares you own are held in "street name" by a bank, broker or other nominee record holder, which, for convenience, we collectively refer to in this proxy statement as brokerage firms, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your broker would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. The ratification of BDO USA, LLP as our independent registered public accounting firm (Proposal No. 2) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1), the non-binding advisory vote regarding our executive compensation program (Proposal 3) and the non-binding advisory vote regarding the frequency of future advisory proposals to approve executive compensation (Proposal 4) are each "non-discretionary" items. If you return an instruction card to your brokerage firm but do not instruct your brokerage firm on how to vote with respect to any of Proposal 1, 3 or 4, your brokerage firm will not vote with respect to the proposal(s) for which you did not give instructions, and your shares will be counted as "broker non-votes" with respect to those proposals. "Broker non-votes" are shares that are held in "street name" by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 11, 2012) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

        The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting.

        Proposal 1:    To Elect Three Class I Directors, Each for a Three-Year Term.    A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast "for" the applicable seat on the board of directors.

        Proposal 2:    To Ratify the Selection of BDO USA, LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012.    The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required for the ratification of the selection of BDO USA LLP as our independent registered public accounting firm for the current fiscal year.

        Proposal 3:    To Vote on a Non-Binding Advisory Proposal to Approve Executive Compensation.    The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required for the approval of the non-binding advisory proposal to approve executive compensation.

        Proposal 4:    To Vote on a Non-Binding Advisory Proposal Regarding the Frequency of Future Advisory Proposals to Approve Executive Compensation.    The affirmative vote of the holders of shares of Common Stock representing a majority of votes cast on one of the three frequency options (one year, two years or three years) under the non-binding advisory proposal regarding the frequency of future advisory proposals to approve executive compensation is required for approval. If none of the three frequency options receives a majority of the votes cast, we will consider the frequency option receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. Nevertheless, because this proposal is non-binding, our board of directors may decide that it is in the best interests of our stockholders and of Tangoe to hold future executive compensation advisory votes more or less frequently than recommended by stockholders.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the proposals referenced above.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to Be Held on June 6, 2012:

This proxy statement and the 2011 annual report to stockholders are available at
www.proxyvote.com for viewing, downloading and printing.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary, Telephone: (203) 859-9300.

CORPORATE GOVERNANCE

Our Board of Directors

  Members of the Board of Directors

        Set forth below are the names and certain information about each of our directors, including the nominees for directors, as of April 4, 2012. The information presented includes each director's and nominee's principal occupation and business experience for the past five years, and the names of other public companies of which he has served as a director during the past five years. We believe that all of our directors and nominees possess the attributes and characteristics described in "—Board Processes—Director Nomination Process."

Name	Age	Position(s)
Albert R. Subbloie, Jr.	51	President, Chief Executive Officer and Chairman of the Board
David M. Coit(1)	64	Director
Gary P. Golding(2)	55	Director
Ronald W. Kaiser(1)(2)	58	Director
Jackie R. Kimzey(3)	59	Director
Gerald G. Kokos(1)(3)	62	Director
Richard S. Pontin	58	Director
Noah J. Walley(2)(3)	48	Director

(1)
Member of audit committee.

(2)
Member of compensation committee.

(3)
Member of nominating and corporate governance committee.

        Albert R. Subbloie, Jr. co-founded Tangoe and has served as President and Chief Executive Officer since October 2000. Mr. Subbloie has also been a member of our board of directors since February 2000 and became Chairman of the Board in March 2010. Mr. Subbloie served as President and Chief Executive Officer of FreeFire, Inc., a provider of an internet software customer relationship management solution, from April 2000 until its sale in July 2000 to TeleTech Holdings, Inc., a business process outsourcing company, following which he served as Executive Vice President of Business Development of TeleTech Holdings, Inc. until October 2000. From 1990 to April 2000, Mr. Subbloie served as President and Chief Executive Officer of Information Management Associates, Inc., or IMA, a global provider of enterprise call center software solutions. Mr. Subbloie also served on the board of directors of buyingedge.com, Inc., a reverse auction website and a subsidiary of IMA from August 1999 until its sale in May 2000. Since March 2006, Mr. Subbloie has served on the board of directors of Operative, Inc., a provider of on-demand internet advertising software management solutions. Mr. Subbloie also served on the board of directors of Acsis, Inc., a provider of radio-frequency identification device management solutions, from March 1998 until its sale in October 2005, including as Chairman of the Board beginning in June 2004. Mr. Subbloie serves on the board of directors of the Connecticut Technology Council and has previously served as its Chairman. Mr. Subbloie holds a degree in Economics from Trinity College. As our founder, President and Chief Executive Officer, as well as a principal stockholder, we believe that Mr. Subbloie's detailed knowledge of our company provides a critical contribution to our board of directors.

        David M. Coit has been a member of our board of directors since August 2006. Mr. Coit founded North Atlantic Capital Corporation, a venture capital firm, and has served as its President since May 1986. Prior to founding North Atlantic Capital Corporation, Mr. Coit served as President of Maine Capital Corporation. Mr. Coit earned a B.A. from Yale University and an M.B.A. from Harvard Business School. He is a past Chairman of the Board of Governors of the National Association of

Small Business Investment Companies and has served on the Board of the New England Venture Capital Association. He is a former U.S. Naval Officer. In addition to his representing one of our principal stockholders, we believe that Mr. Coit's experience serving on numerous boards of directors, more than 20 years of experience as a venture capital investor and experience in commercial banking allows him to be a key contributor to our board of directors, particularly with respect to addressing our lending and secured financing needs.

        Gary P. Golding has been a member of our board of directors since September 2002. Since September 1997, Mr. Golding has served as a General Partner and Investment Manager of Edison Venture Fund, a venture capital firm. Prior to joining Edison, Mr. Golding co-founded the CEO Venture Fund, a venture capital firm, and served as General Partner and Chief Operating Officer of CEO Venture Fund II. Mr. Golding serves on the board of directors of Vocus, Inc., a publicly traded provider of software for public relations management. Mr. Golding received a B.A. in Management Science from Boston College and an M.A. in Urban and Regional Planning from the University of Pittsburgh. In addition to representing one of our principal stockholders, we believe that Mr. Golding's service on over 20 boards of directors over his career allows him to bring extensive experience regarding the management of private and public companies, and particularly software as a service companies, to our board of directors.

        Ronald W. Kaiser has been a member of our board of directors since January 2009. From November 2009 to March 2011, Mr. Kaiser served as Chief Executive Officer and Chairman of the Board of MobileAccess Networks, Inc., a provider of in-building wireless communications equipment. From January 2008 to October 2009 and since March 2011, Mr. Kaiser has served as an independent consultant. From January 2007 to January 2008, Mr. Kaiser served as Chief Financial Officer of Sucampo Pharmaceuticals, Inc., a pharmaceutical research and development company. From March 2005 to December 2006, Mr. Kaiser served as Chief Financial Officer of PharmAthene, Inc., a provider of medical products to counter biological and chemical weapons. From April 2003 to January 2005, Mr. Kaiser served as Chief Financial Officer of Air Cargo, Inc., a freight logistics and bill processing provider. In December 2004, Air Cargo, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court. Mr. Kaiser also serves on the boards of directors of Vocus, Inc., a publicly traded provider of software for public relations management, and OPNET Technologies, Inc., a publicly traded provider of solutions for managing applications and networks. We believe that Mr. Kaiser's detailed knowledge of accounting issues faced by software companies, his experience in corporate finance and executive management and his service as Chief Financial Officer for nine different technology companies allows him to be a key contributor to our board of directors.

        Jackie R. Kimzey has been a member of our board of directors since March 2008. Since October 1999, Mr. Kimzey has served as a General Partner of Sevin Rosen Funds, a venture capital firm. Prior to joining Sevin Rosen, Mr. Kimzey held management positions at the semiconductor manufacturer Mostek Corporation and was also co-founder and Chief Executive Officer of wireless provider ProNet Inc. Mr. Kimzey graduated from Abilene Christian University and holds an M.B.A. from the University of Dallas. In addition to representing one of our principal stockholders, we believe that Mr. Kimzey's previous experience as a chief executive officer and his service on numerous boards of directors allows him to be a key contributor to our board of directors.

        Gerald G. Kokos has been a member of our board of directors since September 2002. Since January 2000, Mr. Kokos has served as President, Chief Executive Officer and a director of VFA, Inc., a provider of solutions for facilities capital planning and spend management. Prior to his tenure at VFA, Mr. Kokos served as President and Chief Executive Officer of Empirical Software, Inc., a software start-up company focusing on service level management solutions, from 1998 to 2000. From 1996 to 1998, Mr. Kokos served as Executive Vice President of the Investors Services Group at First Data Corporation, a payment processing company. Mr. Kokos holds a B.S. from the United States Coast

Guard Academy and an M.B.A. from Yale University. Prior to his business career, Mr. Kokos served in the U.S. Coast Guard for nine years, achieving the rank of lieutenant commander. We believe that Mr. Kokos' qualifications to sit on our board of directors include a detailed understanding of enterprise solution providers, which is directly relevant to our business, and expertise in the management of complex technology companies.

        Richard S. Pontin has been a member of our board of directors since March 2007. Mr. Pontin served as Chief Executive Officer of Traq from December 2004 until its acquisition by us in March 2007, following which Mr. Pontin served as our Executive Chairman until May 2009. Prior to joining Traq, Mr. Pontin served as President and Chief Operating Officer of Broadwing Corporation (now Level 3 Communications, LLC) and as President and Chief Operating Officer of Cincinnati Bell Inc. From May 2009 to January 2010, Mr. Pontin served as Chief Executive Officer of Airband Communications, Inc., a provider of fixed-wireless broadband for businesses. From January 2010 to April 2011, Mr. Pontin served as Chief Executive Officer of AirClic, Inc., a provider of mobile solutions for tracking and managing data. Mr. Pontin received his B.S. and M.B.A. degrees from Drexel University. As the Chief Executive Officer of multiple companies, including Traq, we believe that Mr. Pontin's detailed knowledge of our business and his ability to manage complex technology companies allows him to be a key contributor to our board of directors.

        Noah J. Walley has been a member of our board of directors since July 2008. Since April 2003, Mr. Walley has served as Head of North American Technology Investing of Investor Growth Capital, Inc., a venture capital firm. Prior to his tenure at Investor Growth Capital, Mr. Walley served as a General Partner with Morgan Stanley Venture Partners and, prior to joining Morgan Stanley, he worked for the venture capital firms of Bachow & Associates and Desai Capital Management, as well as the management consulting firm McKinsey & Company. Mr. Walley holds a J.D. degree from Stanford Law School and as well as M.A. and B.A. degrees from Oxford University. In addition to representing one of our principal stockholders, we believe that Mr. Walley's experience serving on numerous boards of directors and as a venture capital investor and management consultant allows him to be a key contributor to our board of directors, particularly with respect to addressing our equity financing needs and mergers and acquisitions.

  Board Composition

        In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three-year terms. As a result, only one class of our board of directors is elected each year. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are as follows:

  •
  the class I directors are Messrs. Golding, Kaiser and Kokos, and their term will expire at the Annual Meeting;

  •
  the class II directors are Messrs. Coit, Kimzey and Walley, and their term will expire at the annual meeting of stockholders to be held in 2013; and

  •
  the class III directors are Messrs. Pontin and Subbloie, and their term will expire at the annual meeting of stockholders to be held in 2014.

        Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

  Board Determination of Independence

        Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. Coit, Golding, Kaiser, Kimzey, Kokos and Walley, representing six of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our board of directors has also determined that Messrs. Coit, Kaiser and Kokos, who comprise our audit committee, Messrs. Golding, Kaiser and Walley, who comprise our compensation committee, and Messrs. Kimzey, Kokos and Walley, who comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

How Our Board is Organized

  Board Leadership Structure

        Albert R. Subbloie, Jr., our Chief Executive Officer, is also the Chairman of the Board. We believe that having the same individual hold both positions is in the best interests of Tangoe and our stockholders and consistent with good corporate governance for the following reasons:

  •
  our Chief Executive Officer is more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus our board's agenda on the key issues facing our company;

  •
  a single Chairman and Chief Executive Officer provides strong and consistent leadership for Tangoe, without risking overlap or conflict of roles;

  •
  oversight of our company is the responsibility of our board as a whole, and this responsibility can be properly discharged without an independent Chairman; and

  •
  our Lead Director can provide similar benefits to those associated with an independent Chairman.

        Our board of directors, upon the recommendation of the nominating and corporate governance committee, has appointed Gerald G. Kokos as Lead Director. Mr. Kokos is an independent director within the meaning of the Nasdaq Listing Rules (see "—Our Board of Directors—Director Independence" above). His duties as Lead Director include the following:

  •
  chairing meetings of the independent directors in executive session;

  •
  meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

  •
  facilitating communications between other members of our board and our Chairman and Chief Executive Officer;

  •
  monitoring communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate (see "—Board Processes—Communications with Stockholders" below);

  •
  working with our Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of our board; and

  •
  consulting with our Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board of directors. Copies of the committee charters are posted on the Investor Relations section of our website, which is located at investor.tangoe.com.

  Audit Committee

        The members of our audit committee are Messrs. Coit, Kaiser and Kokos. Mr. Kaiser is the chair of the audit committee and is also an "audit committee financial expert," as defined in applicable SEC rules. The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by SEC rules.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

        The audit committee met seven times during 2011.

  Compensation Committee

        The members of our compensation committee are Messrs. Golding, Kaiser and Walley. Mr. Golding is the chair of the compensation committee. The compensation committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our board with respect to the compensation of our executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  reviewing and making recommendations to our board with respect to cash and equity incentive plans;

  •
  administering our equity incentive plans;

  •
  reviewing and making recommendations to our board with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules; and

  •
  preparing the annual compensation committee report required by SEC rules.

        The compensation committee met three times during 2011.

  Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are Messrs. Kimzey, Kokos and Walley. Mr. Kimzey is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board;

  •
  recommending to our board the persons to be nominated for election as directors and to each of our board's committees;

  •
  reviewing and making recommendations to our board with respect to management succession planning;

  •
  developing and recommending to our board corporate governance principles; and

  •
  overseeing an annual evaluation of our board.

        The nominating and corporate governance committee was formed in connection with our initial public offering of common stock and did not meet during 2011.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

 Board Meetings and Attendance

        Our board of directors met twelve times during 2011. During 2011, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of the board on which he then served.

        We expect members of our board to attend our annual meetings. In 2011, we did not hold an annual meeting of stockholders.

Board Processes

  Oversight of Risk

        Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning.

  Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates that are not then serving on our board, interviews of selected candidates by members of the committee and our board.

        In considering whether to recommend any particular candidate for inclusion in our board's slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

        The nominee biographies under "Matters to be Voted on—Proposal 1: To Elect Three Class I Directors, Each for a Three-Year Term" indicate each the experience, qualifications, attributes and skills of each of our current directors that led our nominating and corporate governance committee and our board to conclude he should continue to serve as a director of Tangoe. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

        Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds and consequently considers the value of diversity when selecting nominees. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

        Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

  Executive and Director Compensation Processes

        Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review makes recommendations to our board of directors for approval, which has full discretion to approve or modify the recommendations of the compensation committee.

        In designing our executive compensation program, our compensation committee and board of directors have historically engaged, and we expect will in the future engage, the services of a compensation consulting firm to provide input regarding the executive compensation practices of comparable public software and technology companies. In November 2010 our compensation committee and board of directors engaged PricewaterhouseCoopers LLP as a compensation consultant to review and evaluate the elements of our executive compensation program, including base salaries, cash incentive bonuses, equity ownership and severance benefits, in connection with the evaluation of executive compensation levels for 2011 by our compensation committee and board of directors. In November 2011 our compensation committee and board of directors again engaged PricewaterhouseCoopers as a compensation consultant to provide a similar review and evaluation of our executive compensation program in connection with our compensation committee's and board of directors' evaluation of executive compensation levels for 2012.

        Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

  Communications with Stockholders

        Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Secretary at Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, or by calling (203) 859-9300. Additional information about contacting Tangoe is available on the Investor Relations section of our website, which is located at investor.tangoe.com.

        In addition, stockholders who wish to communicate with our entire board may do so by writing to Albert R. Subbloie, Jr., Chairman of the Board, Tangoe Inc., 35 Executive Boulevard, Orange, Connecticut 06477 and stockholders who wish to communicate with our non-management directors may address such communications to Gerald G. Kokos, Lead Director, Tangoe Inc., 35 Executive Boulevard, Orange, Connecticut 06477. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman or the Lead Director, as the case may be, in consultation with our General Counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Board Policies

  Related Person Transactions

        Our board of directors has adopted a written related person transaction policy setting forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Our related person transaction policy contains exceptions for certain types of transactions or interests that are not considered to give rise to related person transactions that would be required to be disclosed under SEC rules. In addition, the policy provides that an interest arising solely from a related person's position as an executive officer of another entity that is a participant in a transaction with us is not subject to the policy if each of the following conditions is met:

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  the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

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  the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

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  the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

        Any related person transaction proposed to be entered into by us must be reported to our chief financial officer and will be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. If our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee. Alternatively, our chief financial officer may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

        In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made. Transactions involving compensation of executive officers will be reviewed and approved by the compensation committee in the manner specified in the charter of the compensation committee.

        A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person's interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

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  the related person's interest in the related person transaction;

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  the approximate dollar value of the amount involved in the related person transaction;

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  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

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  whether the transaction was undertaken in the ordinary course of business of our company;

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  whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the transaction; and

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  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The audit committee will review all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

        Since January 1, 2011, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties:

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  Indemnification Arrangements.  Our certificate of incorporation, adopted effective August 1, 2011, provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into, and expect to enter into in the future, indemnification agreements with each of our directors and executive officers that may be broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law.

  Code of Business Conduct and Ethics

        Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investor Relations section of our website, which is located at investor.tangoe.com.

EXECUTIVE COMPENSATION

Our Named Executive Officers

        Our executive officers, their current positions and their ages as of April 4, 2012 are set forth below:

Name	Age	Position(s)
Albert R. Subbloie, Jr.	51	President, Chief Executive Officer and Chairman of the Board
Gary R. Martino	51	Chief Financial Officer
Charles D. Gamble	51	Senior Vice President, Customer Account Management
Scott E. Snyder	47	Senior Vice President, Corporate Development

        Albert R. Subbloie, Jr. co-founded Tangoe and has served as President and Chief Executive Officer since October 2000. Mr. Subbloie has also been a member of our board of directors since February 2000 and became Chairman of the Board in March 2010. Mr. Subbloie served as President and Chief Executive Officer of FreeFire, Inc., a provider of an internet software customer relationship management solution, from April 2000 until its sale in July 2000 to TeleTech Holdings, Inc., a business process outsourcing company, following which he served as Executive Vice President of Business Development of TeleTech Holdings, Inc. until October 2000. From 1990 to April 2000, Mr. Subbloie served as President and Chief Executive Officer of Information Management Associates, Inc., or IMA, a global provider of enterprise call center software solutions. Mr. Subbloie also served on the board of directors of buyingedge.com, Inc., a reverse auction website and a subsidiary of IMA from August 1999 until its sale in May 2000. Since March 2006, Mr. Subbloie has served on the board of directors of Operative, Inc., a provider of on-demand internet advertising software management solutions. Mr. Subbloie also served on the board of directors of Acsis, Inc., a provider of radio-frequency identification device management solutions, from March 1998 until its sale in October 2005, including as Chairman of the Board beginning in June 2004. Mr. Subbloie serves on the board of directors of the Connecticut Technology Council and has previously served as its Chairman. Mr. Subbloie holds a degree in Economics from Trinity College. As our founder, President and Chief Executive Officer, as well as a principal stockholder, we believe that Mr. Subbloie's detailed knowledge of our company provides a critical contribution to our board of directors.

        Gary R. Martino has served as our Chief Financial Officer since July 2007. Mr. Martino was also a member of our board of directors from February 2000 to March 2007. From 2001 to July 2007, Mr. Martino was a Managing Director of Riverside Advisors, LLC, a corporate development, financial and mergers and acquisitions advisory firm. From 2000 to 2001, Mr. Martino served as a financial consultant to 6FigureJobs.com, Inc., a career website. Mr. Martino served as Chief Financial Officer of IMA from 1990 to 1999, Executive Chairman of IMA from 1990 to April 2000, President of IMA's buyingedge.com, Inc. subsidiary from 1999 to April 2000 and a non-employee director of IMA from April 2000 to July 2000. Prior to IMA, Mr. Martino worked with Arthur Anderson and Company as a senior consultant responsible for software programming and project management for accounting and decision support software. Mr. Martino received his B.S.B.A. from Georgetown University where he majored in accounting and computer science.

        Charles D. Gamble co-founded Tangoe and has served as Senior Vice President since February 2000, most recently as Senior Vice President, Customer Account Management since December 2010. Prior to Tangoe, Mr. Gamble served as President and Chief Operating Officer of a large consumer electronics internet retailer, selling satellite television systems and telecommunications equipment over the internet. Earlier, Mr. Gamble launched the ISP division for Progressive Concepts, Inc., a cellular reseller. Mr. Gamble holds an M.B.A. from the Wharton Business School and a B.A. from Georgetown University.

        Scott E. Snyder has served as our Senior Vice President, Corporate Development since October 2008. From March 2007 to October 2008, Mr. Snyder served as our Senior Vice President, Managed Services. Mr. Snyder served as Chief Operating Officer of Traq from August 2006 until its acquisition by us in March 2007. From April 2005 to August 2006, Mr. Snyder served as Vice President, Engineering and Operations of Traq. Prior to his tenure at Traq, Mr. Snyder was employed by Trilogy Software, Inc., where he led product direction and development. Mr. Snyder holds M.S. and B.S. degrees from the University of Michigan.

        Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Compensation Discussion and Analysis

  Overview

        Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review makes recommendations to our board of directors for approval, which has full discretion to approve or modify the recommendations of the compensation committee.

        In designing our executive compensation program, our compensation committee and board of directors have historically engaged, and we expect will in the future engage, the services of a compensation consulting firm to provide input regarding the executive compensation practices of comparable public software and technology companies. In November 2010 our compensation committee and board of directors engaged PricewaterhouseCoopers LLP as a compensation consultant to review and evaluate the elements of our executive compensation program, including base salaries, cash incentive bonuses, equity ownership and severance benefits, in connection with the evaluation of executive compensation levels for 2011 by our compensation committee and board of directors. As part of this evaluation, PricewaterhouseCoopers developed a peer group of 18 public software and technology companies with revenues and workforce sizes comparable to our own to provide a comparative basis for our compensation practices. The public companies in this benchmark group were Callidus Software, Constant Contact, Convio, DealerTrack, DemandTec, Kenexa, LivePerson, LogMeIn, NetSuite, Perficient, RightNow, Saba Software, Sonic Solutions, SuccessFactors, Synchronoss Technologies, Taleo, Ultimate Software and Vocus. In November 2011 our compensation committee and board of directors again engaged PricewaterhouseCoopers as a compensation consultant to provide a similar review and evaluation of our executive compensation program in connection with our compensation committee's and board of directors' evaluation of executive compensation levels for 2012. As part of this evaluation, PricewaterhouseCoopers again developed and examined a peer group of public software and technology companies with revenues and workforce sizes comparable to our own. This 2012 compensation peer group consisted of the following 17 companies: Callidus Software, Constant Contact, Convio, DealerTrack, DemandTec, Kenexa, LivePerson, LogMeIn, NetSuite, Perficient, RightNow, Saba Software, SuccessFactors, Synchronoss Technologies, Taleo, Ultimate Software and Vocus.

  Objectives and Philosophy of Our Executive Compensation Program

        The primary objectives of our compensation committee and board of directors with respect to executive compensation are to:

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  attract, retain and motivate the best possible executive talent;

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  ensure executive compensation is aligned with our corporate strategies and business objectives;

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  promote the achievement of key financial performance measures by linking cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals; and

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  align the incentives of our executives with the creation of value for our stockholders.

        Our compensation committee and board of directors expect to continue to implement and maintain compensation plans to achieve these objectives. Our compensation plans and policies have previously, and we expect will continue to, compensate executive officers with a combination of base salary, quarterly and annual cash incentive bonuses and equity incentives. Historically, quarterly and annual cash incentive bonuses have been tied to key financial metrics such as revenue; annual recurring revenue, or ARR, which we calculate as the aggregate annual value of recurring revenue customer contracts that we enter into during the period in question; adjusted EBITDA, which we calculate as earnings before interest, taxes, depreciation and amortization, plus stock-based compensation expense, (increase) decrease in fair value of warrants for redeemable convertible preferred stock, restructuring charge, (increase) decrease in fair value of shares of common stock issued subject to an earn-out as part of the purchase price for an acquisition and excluding contra-revenue attributable to the value of common stock warrants issued to a reseller partner, and less other income; quarterly cash balance; and, in the case of certain of our executive officers, the achievement of individual sales performance goals. We have provided, and expect to continue to provide, a portion of our executive compensation in the form of equity incentive awards that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation. We intend to implement compensation packages for our executive officers generally in line with the median of our public company benchmark group.

  Components of Our Executive Compensation Program

        The primary elements of our executive compensation program are:

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  base salary;

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  quarterly and annual cash incentive bonuses;

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  equity incentive awards; and

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  severance and change in control benefits.

        We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, or between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our compensation committee and board of directors have established, and we expect will continue to establish, these allocations for each executive officer on an annual basis solely on the basis of their determinations as to the amounts to be paid with respect to each component of executive compensation as described below.

        Base Salaries.    Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. Our compensation committee and board of directors have evaluated, and we expect will continue to evaluate, the base salaries of our executive officers for adjustment on an annual basis, based on a subjective assessment of each executive's performance, the other components of compensation paid to that executive officer and general compensation trends in our industry.

        In establishing base salaries for our named executive officers for 2011, our compensation committee and board of directors determined to generally maintain the base salaries of our named executive officers at or around the 50th percentile for executives holding equivalent offices within our 2011 public company benchmark group. In making this determination, our compensation committee and board of directors did not compare our corporate performance against the performance of the companies in our public company benchmark group, but rather concluded that maintaining such levels of base salary was necessary to continue to retain our named executive officers, whom our compensation committee and board of directors determined to be critical to our success. Our compensation committee and board of directors determined that the base salaries of each of our named executive officers for 2010 continued to approximate the 50th percentile of base salaries for executives holding equivalent positions within our public company benchmark group for 2011 and, accordingly, did not increase the base salaries of any of our named executive officers for 2011.

        For 2012, our compensation committee and board of directors again determined to generally maintain the base salaries of our named executive officers at or around the 50th percentile for executives holding equivalent offices within our 2012 public company benchmark group. In making this determination, our compensation committee and board of directors considered the need to continue to retain our named executive officers, whom our compensation committee and board of directors determined to be critical to our success and also considered PricewaterhouseCoopers' comparison of our corporate performance against the performance of the companies in our public company benchmark group, although that comparison was limited to comparing our one-year performance in 2010 to that of the companies in our public company benchmark group. That comparison concluded that while Tangoe's one-year performance was above the peer group median for 2010 it was nevertheless within the median range for the peer group. Our compensation committee and board of directors determined that the base salaries of Mr. Subbloie and Mr. Martino continued to approximate the 50th percentile of base salaries for executives holding equivalent positions within our public company benchmark group for 2012 and that the base salary of Mr. Snyder fell between the 50th and 75th percentiles of base salaries for executives holding positions equivalent to the position that he held during most of 2011 as Senior Vice President, Mobile Solutions. Accordingly our compensation committee and board of directors did not increase the base salary of Mr. Subbloie; however, in light of Mr. Martino's and Mr. Snyder's increased responsibilities in 2012, including in the case of Mr. Snyder his change in position from Senior Vice President, Mobile Solutions to Senior Vice President, Corporate Development, which involved assuming responsibility for the oversight of our European operations and sales, our compensation committee and board of directors increased the base salaries of Mr. Martino and Mr. Snyder for 2012 by 3.4% and 5%, respectively. In consultation with PricewaterhouseCoopers, our compensation committee and board of directors determined that the executive compensation data available for our 2012 public company benchmark group did not include a significant number of executives holding positions equivalent to Mr. Gamble's position of Senior Vice President, Account Management. As such, and in the absence of any significant increase in Mr. Gamble's responsibilities, our compensation committee and board of directors did not increase the base salary of Mr. Gamble for 2012.

        Cash Incentive Bonuses.    Our compensation committee and board of directors have established, and we expect will continue to establish, cash incentive bonuses for selected employees, including our executive officers, to incentivize and provide compensation for the achievement of company financial goals, and, in the case of some executive officers, individual performance goals. Cash incentive bonuses have historically been paid upon the satisfaction of objective and subjective performance criteria set in corporate and individual cash bonus plans established by our compensation committee and board of directors near the beginning of the fiscal year and we expect that our compensation committee and board of directors will continue to establish such corporate and individual cash bonus plans in accordance with our past practice. We expect that our compensation committee and board of directors will set goals that reflect performance in line with our company forecasts. We also expect that our compensation committee and board of directors will retain discretion to adjust cash incentive bonuses downward, but subject this discretion to limitations that will be determined by our compensation committee and board of directors at the time of adoption of future cash incentive bonus plans.

  2011 Corporate Bonus Plan

        For 2011, our compensation committee and board of directors established a cash incentive bonus plan for our executives and certain other employees, providing for payments of cash incentive bonuses:

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  on a quarterly basis for achievement of corporate quarterly goals;

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  at year-end in respect of quarterly bonuses that were not earned during the year, in the event that corporate annual goals were achieved; and

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  at year-end for additional overperformance of one selected corporate annual goal.

        Our compensation committee and board of directors determined that bonuses under the 2011 corporate bonus plan would be determined according to two company financial metrics, specifically adjusted EBITDA, which for purposes of the plan would be calculated exclusive of the effect of bonus payments under the plan, and revenue. In setting the quarterly and annual corporate performance goals for adjusted EBITDA and revenue under the 2011 corporate bonus plan, our compensation committee and board of directors set goals that were in line with our forecasts for company performance.

        In determining the amounts of cash bonuses eligible to be paid out under the 2011 corporate bonus plan to our named executive officers, our compensation committee and board of directors reviewed the bonus practices of our 2011 public company benchmark group, without comparing our corporate performance against the performance of the companies in our public company benchmark group, and established potential bonuses that were comparable with the respective median bonuses of the benchmark group for executives holding comparable positions. The potential bonuses for our named executive officers under the plan, exclusive of adjusted EBITDA overperformance bonuses, were $328,000, $145,000 and $80,000, for Mr. Subbloie, Mr. Martino and Mr. Snyder, respectively. Our President and Chief Executive Officer, with the knowledge and consent of our compensation committee and board of directors, determined that Albert M. Rossini, our former Executive Vice President, Global Sales, would not participate in the 2011 corporate bonus plan and that all bonus compensation paid to Mr. Rossini with respect to 2011 would be paid through the provisions of his individual sales commission bonus plan and, in addition, that Mr. Gamble would not participate in the 2011 corporate bonus plan and that all bonus compensation paid to Mr. Gamble with respect to 2011 would be paid through the provisions of an individual bonus plan based on customer renewals and bookings.

        Our President and Chief Executive Officer retained discretion to reduce, in consultation with and subject to the consent of our compensation committee and board of directors, any amounts eligible to be paid under the 2011 corporate bonus plan. In addition, our compensation committee and board of directors retained discretion to reduce any amounts payable to any participant under the 2011 corporate bonus plan, provided that such discretion could not be exercised with respect to a participant until such participant had received at least 85% of the potential bonus amount payable to such participant under the plan (exclusive of adjusted EBITDA overperformance bonuses).

        Corporate Quarterly Cash Incentive Bonuses.    Participants under the 2011 corporate bonus plan were eligible to receive cash bonus payments upon the achievement of corporate quarterly goals with respect to adjusted EBITDA and revenue. In the first quarter of 2011, our compensation committee and board of directors established quarterly goals for each financial metric under the 2011 corporate bonus plan. The following table sets forth the quarterly goals for each financial metric for 2011:

	Q1	Q2	Q3	Q4
Revenue	$21,816,000	$24,438,000	$25,188,000	$26,138,000
Adjusted EBITDA	$2,346,000	$2,836,000	$3,150,000	$3,619,000

        For each quarter the target adjusted EBITDA goal was required to be exceeded before any bonus became payable. Thereafter, all of the excess of achieved adjusted EBITDA for the quarter over the quarterly goal was eligible to be paid as quarterly cash incentive bonuses under the plan, up to maximums of approximately $312,000 for the first quarter, approximately $359,000 for the second quarter, approximately $421,000 for the third quarter and approximately $468,000 for the fourth quarter. In the second quarter of 2011, our President and Chief Executive Officer determined to grant the opportunity for additional quarterly bonuses under the 2011 corporate bonus plan to two participants under the plan who were not among our named executive officers, consequently raising the maximums for the third and fourth quarters to approximately $455,000 and approximately $498,000, respectively. These increases did not affect the bonuses potentially payable to any of our named executive officers under the plan, as the respective percentage interests of our named executive officers under the plan were correspondingly reduced, as described below.

        Of this potential aggregate quarterly cash incentive bonus, 50% would be deemed payable as a quarterly cash incentive bonus with respect to adjusted EBITDA due to achievement of the adjusted EBITDA goal for the quarter without any further conditions. The remaining 50% would be payable as a quarterly cash incentive bonus with respect to revenue, subject to revenue performance for the quarter meeting the percentage thresholds set forth in the table below with respect to the quarterly revenue goal:

Percentage Revenue Performance vs. Quarterly Goal	Percentage of Revenue Bonus Payable
100%	100%
99	80
98	60
97	30
96	15
95	5
Less than 95	0

        Quarterly cash incentive bonus payments were calculated on an aggregate basis, and each plan participant was eligible to receive a portion of the aggregate quarterly cash incentive bonus payments equal to the percentage that such participant's total potential bonuses under the plan represented of the aggregate potential bonuses payable under the plan for the period (in each case exclusive of potential overperformance bonuses). Upon the adoption of the 2011 corporate bonus plan, the percentage interests of Mr. Subbloie, Mr. Martino and Mr. Snyder in the plan were approximately 21.04%, 9.30% and 5.13%, respectively. Upon, and as a result of, the grant in the second quarter of 2011 of the opportunity for additional potential bonuses under the plan to participants other than our named executive officers, the percentage interests of Mr. Subbloie, Mr. Martino and Mr. Snyder in the plan decreased to approximately 19.48%, 8.61% and 4.75%, respectively, for the third quarter and to approximately 19.77%, 8.74% and 4.82%, respectively, for the fourth quarter.

        The following table sets forth for each quarter of 2011 our actual performance for each of revenue and adjusted EBITDA (prior to the payment of bonuses under the 2011 corporate bonus plan in the case of adjusted EBITDA and in each case as calculated at the time of the respective bonus determinations) that performance as measured against the quarterly goal and the amount of the quarterly cash incentive bonuses that were eligible to be paid relating to revenue and adjusted EBITDA as a result of such performance.

			Adjusted EBITDA (Prior to Payment of Bonuses under the 2011 Corporate Bonus Plan)
	Revenue
						Eligible Quarterly Adjusted EBITDA Bonus
	Actual	% of Goal	Actual	Excess over Goal	Eligible Quarterly Revenue Bonus
Q1	$21,816,000	100%	$2,909,115	$563,115	$155,900	$155,900
Q2	24,438,000	100	3,487,034	651,034	179,285	179,285
Q3	25,188,000	100	3,800,565	650,565	227,340	227,340
Q4	26,138,000	100	4,218,854	599,854	248,850	248,850

        In accordance with their percentage interests in quarterly cash incentive bonus payments under the 2011 corporate bonus plan, Mr. Subbloie, Mr. Martino and Mr. Snyder received approximately 21.04%, 9.30% and 5.13%, respectively, of the eligible quarterly bonuses described in the table above for the first and second quarters of 2011, approximately 19.48%, 8.61% and 4.75%, respectively, of the eligible quarterly bonuses described in the table above for the third quarter of 2011 and approximately 19.77%, 8.74% and 4.82%, respectively, of the eligible quarterly bonuses described in the table above for the fourth quarter of 2011.

        Company Year-End Catch-Up Cash Incentive Bonuses.    In the event that the potential quarterly cash incentive bonuses were not earned in full, the 2011 corporate bonus plan provided for the opportunity for participants to receive year-end catch-up cash incentive bonuses of up to the amount of the potential quarterly cash incentive bonuses that were not earned. In 2011, all quarterly cash incentive bonuses were fully earned, so no year-end catch-up cash incentive bonuses were ultimately payable. If any quarterly cash incentive bonuses had not been earned in the maximum amount established under the plan, then the unearned portion would have remained eligible to be earned at year end in the event that we exceeded the annual adjusted EBITDA goal, and, with respect to unearned revenue quarterly bonuses, also achieved certain percentages of the annual revenue goal, under the 2011 corporate bonus plan. Similarly to the quarterly cash incentive bonuses, the potential maximum amount of the year-end catch-up cash incentive bonuses would have been calculated based upon the amount by which achieved adjusted EBITDA (prior to the payment of bonuses under the 2011 corporate bonus plan) exceeded the goal established for the year, subject to a fixed maximum. The portions attributable to unearned adjusted EBITDA and revenue quarterly incentive bonuses would then have become payable based, respectively, on our adjusted EBITDA and revenue performance for the year against the annual goals under the 2011 corporate bonus plan.

        Company Additional Overperformance Cash Incentive Bonuses.    To the extent that our adjusted EBITDA for 2011 exceeded our adjusted EBITDA goal for the year after the payment of bonuses described above, 15% of such excess was eligible to be paid to select participants under the 2011 corporate bonus plan, including Mr. Subbloie, Mr. Martino and Mr. Snyder, in accordance with certain overperformance percentage interests specified under the plan. At the adoption of the 2011 corporate bonus plan in the first quarter of 2011, our compensation committee and board of directors established an adjusted EBITDA goal for the year of $11,950,000 and determined that the overperformance percentage interests would be 30%, 20% and 12.5% for Mr. Subbloie, Mr. Martino and Mr. Synder, respectively. These percentages were recommended to our compensation committee and board of directors by our President and Chief Executive Officer so as to make each applicable executive's overperformance percentage approximately two percentage points higher than such executive's percentage interest in the aggregate portion of the 2011 corporate bonus plan potentially payable to our senior management, with the exception of our President and Chief Executive Officer, whose overperformance percentage would be approximately 12 percentage points lower than his percentage interest in the aggregate portion of the corporate bonus plan for our senior management. In the second quarter of 2011, we hired a General Counsel and our compensation committee and board of directors determined that a certain percentage of the potential overperformance cash incentive bonuses be payable to the General Counsel. Accordingly, the percentage interests of the other plan participants in the potential overperformance cash incentive bonuses were reduced, which for Mr. Subbloie, Mr. Martino and Mr. Snyder resulted in percentage interests of approximately 29%, 19% and 11.5%, respectively. As determined for the purposes of calculating the overperformance cash incentive bonuses, our actual adjusted EBITDA for 2011 following the payment of bonuses under the 2011 corporate bonus plan was $12,805,000, resulting in an excess of $855,000 over our modified adjusted EBITDA goal for the year, of which 15% was eligible to be paid out as overperformance cash incentive bonuses, including to Mr. Subbloie, Mr. Martino and Mr. Snyder in the percentages set forth above. The individual amounts payable were further rounded in determining the amounts that were ultimately paid as overperformance cash incentive bonuses.

  2011 Bonus Plan of Mr. Gamble

        For 2011, our President and Chief Executive Officer, with the knowledge and consent of our compensation committee and board of directors, established an individual bonus plan for Mr. Gamble in lieu of participation by Mr. Gamble in our 2011 corporate bonus plan. Under this plan, Mr. Gamble was eligible to receive a bonus in the amount of up to $125,000, plus a potential overperformance bonus.

        Of the base amount, $25,000 was payable in the discretion of our President and Chief Executive Officer based on revenue attributable to our installed base of licensed customers, $8,000, which we refer to as the Service Fee Bonus, was payable based on achievement of a specified goal for certain service fees related to software licenses and consulting work and $92,000, which we refer to as the Existing Customer Bookings Bonus, was payable based on achievement of a specified goal for existing customer renewals and bookings, net of attrition. The bonus was eligible for payment based on achievement of full year goals with respect to the metrics under the plan by year-end. The amount of bonus payable was determined by multiplying the maximum potential bonus payable with respect to the metric in question by the square of the percentage of the applicable goal achieved (up to a maximum of 100%), provided that no bonus would be payable unless at least 50% of the applicable goal was achieved.

        The potential overperformance bonus was payable in an amount equal to one-half of one percent (0.5%) of existing customer renewals and bookings, net of attrition, in excess of the specified full year goal.

        For 2011, Mr. Gamble was paid the full bonus of $25,000 attributable to our installed base of licensed customers, $6,800 of his potential Service Fee Bonus based on achievement of approximately 92% of his annual goal for service fees related to software licenses and consulting work and $43,556 of his potential Existing Customer Bookings Bonus based on achievement of approximately 69% of his annual goal for existing customer renewals and bookings, net of attrition. In addition, our President and Chief Executive Officer determined to grant Mr. Gamble an additional bonus of $8,891 under Mr. Gamble's Existing Customer Bookings Bonus because certain increases in existing customer bookings attributable to customers whose treatment as existing customers for these purposes was uncertain had not been included in the calculation of Mr. Gamble's level of achievement of his year-end goal for existing customer renewals and bookings, net of attrition.

  2011 Sales Commission Bonus Plan of Mr. Rossini

        For 2011, our President and Chief Executive Officer, with the knowledge and consent of our compensation committee and board of directors, established an individual sales commission bonus plan for Mr. Rossini in lieu of participation by Mr. Rossini in our 2011 corporate bonus plan. This individual sales commission bonus plan was established because our President and Chief Executive Officer, compensation committee and board of directors were of the opinion that, as a result of his position as Executive Vice President, Global Sales, a substantial portion of Mr. Rossini's potential compensation should be tied to our performance with respect to new sales bookings. Accordingly, our President and Chief Executive Officer, with the knowledge and consent of our compensation committee and board of directors, determined that, under his sales commission bonus plan, Mr. Rossini would be eligible to receive quarterly bonuses equal to specified percentages of the following three separate financial metrics:

  •
  aggregate ARR attributable to new sales bookings during the quarter for our fixed and mobile communications lifecycle management solutions, which we refer to as Fixed and Mobile ARR;

  •
  aggregate ARR attributable to new sales bookings during the quarter for our mobile device management solutions, which we refer to as MDM ARR; and

  •
  aggregate revenue booked during the quarter with respect to certain categories of one-time revenue events, generally in connection with strategic sourcing services engagements, which we refer to as One-Time Revenue.

        The applicable percentage for each such metric was determined on a non-linear sliding scale based on our level of achievement of that metric as a percentage of the applicable quarterly goal under Mr. Rossini's 2011 sales commission bonus plan. For Fixed and Mobile ARR, the percentage of the metric payable ranged from 0% for achievement of less than 70% of the goal for the quarter to approximately 1.01% for achievement equal to or in excess of 120% of the goal for the quarter. For MDM ARR, the percentage of the metric payable ranged from 0% for achievement of less than 70% of the goal for the quarter to approximately 1.51% for achievement equal to or in excess of 120% of the goal for the quarter. For One-Time Revenue, the percentage of the metric payable ranged from 0% for achievement of less than 70% of the goal for the quarter to approximately 0.43% for achievement equal to or in excess of 120% of the goal for the quarter. The goals for ARR attributable to new bookings under Mr. Rossini's 2011 sales commission bonus plan were set at levels that were, in the opinion of our President and Chief Executive Officer, reasonably possible but difficult to achieve and the achievement of which would represent superior corporate performance.

        In the first quarter of 2011, none of Fixed and Mobile ARR, MDM ARR and One-Time Revenue equaled or exceeded 70% of its applicable quarterly goal under Mr. Rossini's bonus plan and Mr. Rossini did not receive a payment under the plan with respect to the quarter.

        In the second quarter of 2011, our Fixed and Mobile ARR did not equal or exceed its quarterly goal under Mr. Rossini's bonus plan and Mr. Rossini received no payment under the plan with respect to Fixed and Mobile ARR. MDM ARR for the quarter was approximately 112% of its quarterly goal under the plan and in accordance with the terms of the plan Mr. Rossini received a bonus payment equal to approximately 1.36% of MDM ARR for the quarter. One-Time Revenue for the quarter was approximately 160% of its quarterly goal under the plan and in accordance with the terms of the plan Mr. Rossini received a bonus payment equal to approximately 0.43% of One-Time Revenue for the quarter.

        In the third quarter of 2011, a substantial portion of our Fixed and Mobile ARR was attributable to a single transaction for which substantial sales efforts had been pursued through channels and relationships not involving Mr. Rossini. As a result, our President and Chief Executive Officer determined that only a portion of the Fixed and Mobile ARR attributable to this transaction would be included in the calculation of Mr. Rossini's bonus for the quarter. Following this adjustment, our Fixed and Mobile ARR was approximately 73% of its quarterly goal under Mr. Rossini's bonus plan and in accordance with the terms of the plan Mr. Rossini received a bonus payment equal to approximately 0.21% of Fixed and Mobile ARR for the quarter. MDM ARR for the quarter was approximately 83% of its quarterly goal under the plan and in accordance with the terms of the plan Mr. Rossini received a bonus payment equal to approximately 0.63% of MDM ARR for the quarter. One-Time Revenue for the quarter was approximately 195% of its quarterly goal under the plan and in accordance with the terms of the plan Mr. Rossini received a bonus payment equal to approximately 0.43% of One-Time Revenue for the quarter.

        In connection with Mr. Rossini's planned retirement from his position as of January 1, 2012, our President and Chief Executive Officer and Mr. Rossini determined that no bonus would be payable to Mr. Rossini for the fourth quarter of 2011, in light of the other terms agreed to in connection with Mr. Rossini's retirement.

  2011 Extra Efforts Bonus Plan

        For 2011, our compensation committee and board of directors established a cash incentive bonus plan for certain of our employees, including Mr. Martino, one of our named executive officers, under which such employees would be eligible to receive fixed bonuses at year-end if certain specified corporate objectives were achieved and we consummated an initial public offering of our common stock during the year. The corporate objectives under the plan were achieved during the year, and we consummated our initial public offering in 2011. Accordingly, bonus payments were made under the 2011 Extra Efforts Bonus Plan, including an extra efforts bonus paid to Mr. Martino in the amount of $23,200.

  2012 Corporate Bonus Plan

        For 2012, our compensation committee and board of directors established a cash incentive bonus plan for our executives and certain other employees, providing for payments of cash incentive bonuses:

  •
  on a quarterly basis for achievement of corporate quarterly goals;

  •
  at year-end in respect of quarterly bonuses that were not earned during the year, in the event that corporate annual goals were achieved; and

  •
  at year-end for additional overperformance of one selected corporate annual goal.

        The 2012 corporate bonus plan is similar in structure to the 2011 corporate bonus plan and bonuses are determined according to adjusted EBITDA and revenue in a similar manner as under the 2011 corporate bonus plan. In setting the quarterly and annual corporate performance goals for adjusted EBITDA and revenue under the 2012 corporate bonus plan, our compensation committee and board of directors set goals that were in line with our forecasts for company performance.

        In determining the amounts of cash bonuses eligible to be paid out under the 2012 corporate bonus plan to our named executive officers, our compensation committee and board of directors reviewed the bonus practices of our 2012 public company benchmark group and established potential bonuses that were comparable with the respective median bonuses of the benchmark group for executives holding comparable positions. The potential bonuses for our named executive officers under the plan, exclusive of adjusted EBITDA overperformance bonuses, were $328,000, $145,000 and $85,000 for Mr. Subbloie, Mr. Martino and Mr. Snyder, respectively. Our President and Chief Executive Officer, with the knowledge and consent of our compensation committee and board of directors, determined that, as in 2011, Mr. Gamble would not participate in the 2012 corporate bonus plan and that all bonus compensation paid to Mr. Gamble with respect to 2012 would be paid through the provisions of an individual bonus plan based on customer renewals and bookings and revenue attributable to our installed base of licensed customers.

        Our President and Chief Executive Officer retained discretion to reduce, in consultation with and subject to the consent of our compensation committee and board of directors, any amounts eligible to be paid under the 2012 corporate bonus plan. In addition, our compensation committee and board of directors retained discretion to reduce any amounts payable to any participant under the 2012 corporate bonus plan, provided that such discretion could not be exercised with respect to a participant until such participant had received at least 85% of the potential bonus amount payable to such participant under the plan (exclusive of adjusted EBITDA overperformance bonuses).

        Corporate Quarterly Cash Incentive Bonuses.    As under our 2011 corporation bonus plan, participants under the 2012 corporate bonus plan are eligible to receive cash bonus payments upon the achievement of corporate quarterly goals with respect to adjusted EBITDA and revenue. For each quarter a target adjusted EBITDA goal must be exceeded before any bonus is payable. Thereafter, bonuses are eligible to be paid in the amount by which achieved adjusted EBITDA exceeds the goal established for each quarter, subject to quarterly maximums. 50% of any such quarterly incentive bonus is payable upon achievement of the requisite EBITDA thresholds, and the remaining 50% becomes payable depending on our revenue performance for the quarter against our revenue goal.

        Company Year-End Catch-Up Cash Incentive Bonuses.    As under our 2011 corporate bonus plan, any quarterly cash incentive bonuses below the quarterly maximums that are not earned remain eligible to be earned at year end in the event that we exceed the annual adjusted EBITDA goal, and, with respect to unearned revenue quarterly bonuses, also achieve certain percentages of the annual revenue goal, under the 2012 corporate bonus plan. Similarly to the quarterly cash incentive bonuses, the potential maximum amount of the year-end catch-up cash incentive bonuses is calculated based upon the amount by which achieved adjusted EBITDA (prior to the payment of bonuses under the 2012 corporate bonus plan) exceeds the goal established for the year, subject to a fixed maximum. The portions attributable to unearned adjusted EBITDA and revenue quarterly incentive bonuses then become payable based, respectively, on our adjusted EBITDA and revenue performance for the year against the annual goals under the 2012 corporate bonus plan.

        Company Additional Overperformance Cash Incentive Bonuses.    To the extent that our adjusted EBITDA for 2012 exceeds the adjusted EBITDA goal for the year after the payment of bonuses described above, 20% of such excess is eligible to be paid to our executive officers under the 2012 corporate bonus plan in accordance with certain respective percentage interests in such overperformance cash incentive bonuses specified in the plan.

  2012 Bonus Plan of Mr. Gamble

        For 2012, our President and Chief Executive Officer, with the knowledge and consent of our compensation committee and board of directors, established an individual bonus plan for Mr. Gamble in lieu of participation by Mr. Gamble in our 2012 corporate bonus plan. Under this plan, Mr. Gamble is eligible to receive a bonus in the amount of up to $125,000, plus up to an additional $12,500 based on overperformance. Of the base amount, $25,000 is payable in the discretion of our President and Chief Executive Officer based on revenue attributable to our installed base of licensed customers, $10,000 is payable based on achievement of a specified goal for certain service fees related to software licenses and consulting work and $90,000 is payable based on achievement of a specified goal for existing customer renewals and bookings, net of attrition. The overperformance bonus is payable based on excess over a specified goal for existing customer renewals and bookings net of attrition.

        Equity Incentive Awards.    Our equity award program is the primary vehicle for offering long-term incentives to our executives. Prior to our initial public offering in 2011, many of our employees, including our executive officers, were granted awards under a series of stock incentive plans. Many of our employees continue to hold outstanding grants under those prior plans, however our board of directors has determined not to make any further grants under those plans following our initial public offering in 2011. Since our initial public offering, all grants of equity incentive awards that we have made to our employees, including our executive officers, have been made under our 2011 Stock Incentive Plan. Under our 2011 Stock Incentive Plan, our employees, including our executive officers, are eligible to receive grants of stock options, restricted stock awards, restricted stock units and other stock-based equity awards at the discretion of our compensation committee.

        Although we do not have any formal equity ownership guidelines for our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe the vesting feature of our equity grants furthers our goal of executive retention because this feature provides an incentive to our executive officers to remain in our employment during the vesting period. In determining the size of equity grants to our employees, including our executive officers, our compensation committee and board of directors have historically considered, and we expect will continue to consider, the comparative share ownership levels of employees in our public company benchmark group, our corporate performance, the applicable employee's individual performance, the amount of equity previously awarded to the employee, the vesting terms of such awards and the recommendations of management. In assessing our corporate performance for the purposes of determining the sizes of equity grants to be made, our compensation committee and board of directors have evaluated, and we expect will continue to evaluate, our corporate performance on a subjective, general basis, considering metrics such as revenue, ARR, adjusted EBITDA and cash balance, but without specific targets or weightings assigned to any such metric.

        We typically make an initial equity award of stock options to new executive officers in connection with the start of their employment. Grants of equity awards, including those to executives, have all been recommended by our compensation committee and approved by our board of directors and are granted based on the fair market value of our common stock. Historically, the equity awards we have granted to our executives have generally vested as to 25% of such awards at the end of the first year and in equal monthly installments over the succeeding three years. This vesting schedule is consistent with the vesting of stock options generally granted to other employees.

        In determining equity incentive compensation for 2011, our compensation committee and board of directors took into account their subjective assessments that our overall corporate performance had been strong in 2010 and that Mr. Subbloie, Mr. Martino, Mr. Rossini, Mr. Snyder and Mr. Gamble had each performed well. As in prior years, our compensation committee and board of directors assessed our overall corporate performance in a subjective fashion by considering financial metrics such as revenue, ARR, adjusted EBITDA and cash balance without specifically evaluating any such metric against any target or forecast and without assigning a fixed weighting to any such metric and evaluated each named executive officer's individual performance on a subjective basis without reference to any specific metric. Our compensation committee and board of directors also assessed the equity incentive granting practices of our 2011 public company benchmark group with the assistance of PricewaterhouseCoopers LLP, our compensation consultant, and determined that the levels of equity incentive compensation in our 2011 public company benchmark group were substantially similar to those of the prior year, when our compensation committee and board of directors had determined that the average sizes of the annual equity incentive awards granted to each of our named executive officers over the prior three years, as a percentage of outstanding shares on a fully diluted basis, were significantly below the 50th percentile levels for comparable executives in our public company benchmark group, with the exception of the awards granted to Mr. Subbloie, which fell between the 50th and 75th percentiles of equity incentive awards granted to individuals holding the office of President and Chief Executive Officer. In furtherance of views expressed among our compensation committee and board of directors the prior year that, if our corporate performance and the individual performance of our named executive officers were to remain strong, the equity incentive compensation granted to our named executive officers should exceed the 50th percentiles for comparable executives in our public company benchmark group through 2012 to compensate our named executive officers for their prior equity award grants that our compensation committee and board of directors viewed in retrospect as insufficient equity incentive compensation, our compensation committee and board of directors determined to issue equity incentive awards to our named executive officers that were equal in size to the respective awards granted to them in the prior year. In making these determinations, our compensation committee and board of directors did not compare our corporate performance against the performance of the companies in our public company benchmark group. In accordance with these determinations, our board of directors awarded options to our named executive officers to purchase the following numbers of shares: 340,715 shares for Mr. Subbloie, 110,732 shares for Mr. Martino, 85,178 shares for Mr. Rossini, 61,044 shares for Mr. Snyder and 61,044 shares for Mr. Gamble. These options were granted at an exercise price of $5.99/share, the fair market value of our common stock on the date of grant as determined by our board of directors.

        In determining equity incentive compensation for 2012, our compensation committee and board of directors took into account their subjective assessments that our overall corporate performance had been strong in 2011 and that Mr. Subbloie, Mr. Martino, Mr. Snyder and Mr. Gamble had each performed well. As in prior years, our compensation committee and board of directors assessed our overall corporate performance in a subjective fashion by considering financial metrics such as revenue, ARR, adjusted EBITDA and cash balance, and with respect to the 2012 assessment, the completion of our initial public offering and the performance of our stock since the initial public offering, without specifically evaluating any such metric against any target or forecast and without assigning a fixed weighting to any such metric and evaluated each named executive officer's individual performance on a subjective basis without reference to any specific metric. With the assistance of PricewaterhouseCoopers LLP, our compensation consultant, our compensation committee and board of directors also assessed the equity incentive granting practices of our 2012 public company benchmark group, which assessment included certain wealth accumulation and long-term incentive pay comparisons, and determined that Mr. Subbloie's prior year's equity incentive award fell between the 25th and 50th percentile, that Mr. Martino's approximated the 50th percentile and that Mr. Snyder's fell between the 50th and 75th percentile. Our compensation committee and board of directors also considered PricewaterhouseCoopers' comparison of our corporate performance against the performance of the companies in our public company benchmark group, although that comparison was limited to comparing our one-year performance in 2010 to that of the companies in our public company benchmark group. That comparison concluded that while Tangoe's one-year performance was above the peer group median for 2010 it was nevertheless within the median range for the peer group. In light of these factors, and in light of the determination made by our compensation committee and board of directors in prior years that the equity incentive compensation granted to our named executive officers for 2010, 2011 and 2012 should generally exceed the 50th percentiles for comparable executives in our public company benchmark group to compensate our named executive officers for their prior equity award grants from 2007 through 2009 that our compensation committee and board of directors viewed in retrospect as insufficient equity incentive compensation, our board of directors awarded options to our named executive officers to purchase the following numbers of shares: 350,000 shares for Mr. Subbloie, 120,000 shares for Mr. Martino, 65,000 shares for Mr. Snyder and 65,000 shares for Mr. Gamble. These options were granted at an exercise price of $15.56/share, being the closing price of our common stock on The NASDAQ Global Market on the date of grant, which amount our board of directors has determined represents the fair market value of our common stock on the date of grant. In addition, in recognition of their extraordinary efforts and our strong corporate performance during 2011, our board of directors granted stock awards to Mr. Subbloie and Mr. Martino of 6,426 and 3,213 shares, respectively.

        At the discretion of our compensation committee and board of directors, we expect to continue to approve annually new equity awards to our executives consistent with our overall incentive compensation program objectives.

        We do not currently have a program, plan or practice of selecting grant dates for equity compensation to our executive officers in coordination with the release of material non-public information. Equity award grants are made from time to time in the discretion of our compensation committee and board of directors consistent with our incentive compensation program objectives.

        Severance and Change in Control Benefits.    In June 2011, we entered into executive retention agreements with each of our executive officers. Pursuant to their executive retention agreements, our executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances and upon a change in control of our company. We have provided more detailed information about these benefits, below under "—Employment Agreements and Severance Agreements with Executive Officers." We believe that providing these change in control benefits helps us compete for and retain executive talent.

        Our compensation committee engaged PricewaterhouseCoopers to conduct a study to determine whether our severance benefit practices were in line with severance packages offered to executive officers by companies at comparable stages of development in our industry and related industries. As a result of this study, the compensation committee determined that entering into the executive retention agreements would result in severance packages comparable with other companies in our industry.

        In December 2011, we agreed with Mr. Rossini that he would retire from his position effective January 1, 2012 and that we would engage him as a consultant for the following six months to assist with transition matters and special projects. In light of Mr. Rossini's past contributions to our company and in order to ensure an amicable and cooperative retirement, our board of directors determined that it was appropriate to for us to enter into arrangements with Mr. Rossini similar the terms that would apply in the event of a termination without cause under his executive retention agreement. Accordingly, we entered into a separation agreement with Mr. Rossini under which (a) Mr. Rossini received vesting of his outstanding options through June 30, 2012 on an accelerated basis, effective in part on December 13, 2011 and in part on January 1, 2012, (b) Mr. Rossini was engaged by us as a consultant for six months following his retirement with compensation at the same rate as his 2011 base salary and (c) we agreed to supplement the cost of Mr. Rossini's COBRA health insurance coverage for a period of 12 months after his retirement in an amount equal to the supplement provided to active employees for similar health insurance coverage.

Compensation Committee Report

        The compensation committee of the board of directors of Tangoe, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

        By the compensation committee of the board of directors of Tangoe, Inc.

Gary P. Golding, Chair Ronald W. Kaiser Noah J. Walley

Our Compensation Policies and Practices as They Relate to Our Risk Management

        Our compensation committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company or will result in excessive risk taking. Our compensation committee believes that any such risks are mitigated by:

  •
  The multiple elements of our compensation packages, including base salary, our quarterly and annual cash incentive bonus program and, for most of our employees, equity awards that vest over multiple years and are intended to motivate employees to take a long-term view of our business.

  •
  The structure of our quarterly and annual cash incentive bonus program, which is based on (i) multiple performance measures to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by our President and Chief Executive Officer, our Chief Financial Officer and our three other executive officers during the years ended December 31, 2009, 2010 and 2011. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)		Total ($)
Albert R. Subbloie, Jr.	2011	$410,000	—	$1,180,599	$365,750	(3)	$275		$1,956,624
President and Chief	2010	397,402	—	982,844	328,059	(4)	8,888		1,717,193
Executive Officer	2009	341,667	—	139,375	231,264	(5)	11,768		724,074
Gary R. Martino	2011	290,000	—	383,695	192,950	(3)	275		866,920
Chief Financial Officer	2010	280,000	—	319,424	145,026	(4)	11,795		756,245
	2009	247,917	—	48,930	132,151	(5)	12,139		441,137
Albert M. Rossini	2011	200,000	—	295,150	46,464	(6)	267,636	(7)	809,250
Executive Vice President,	2010	197,500	—	245,711	187,961	(8)	2,515		633,687
Global Sales	2009	190,000	—	29,654	175,946	(9)	2,056		397,656
Charles D. Gamble	2011	200,000	—	211,524	84,247	(10)	385		496,156
Senior Vice President,	2010	200,000	—	176,093	60,010	(4)	2,155		438,258
Customer Account Management	2009	187,922	$30,000	14,827	—		1,253		234,002
Scott E. Snyder	2011	200,000	—	211,524	95,000	(3)	1,211		507,735
Senior Vice President,	2010	200,000	—	176,093	80,015	(4)	12,719		468,827
Corporate Development	2009	200,000	—	14,827	85,000	(5)	12,564		312,391

(1)
These amounts represent the aggregate grant date fair value of the options granted during the year computed in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not represent actual amounts paid to or realized by the named executive officer with respect to these option grants. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(2)
These amounts represent the value of perquisites and other personal benefits, which with respect to 2011 are further detailed in the following table. In addition, the amount disclosed with respect to Mr. Rossini for 2011 includes benefits accrued to Mr. Rossini in the form of accelerated vesting of certain options in connection with the termination of his employment, which are further described below.

Name	Year	Matched 401(k) Contribution ($)	Group Life Insurance ($)	Total ($)
Albert R. Subbloie, Jr.	2011	—	$275	$275
Gary R. Martino	2011	—	275	275
Albert M. Rossini	2011	$1,320	221	1,541
Charles D. Gamble	2011	165	220	385
Scott E. Snyder	2011	990	221	1,211
(3)
This amount consists of cash bonuses paid under our 2011 corporate bonus plan and 2011 extra efforts bonus plan. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of these plans. The bonus payable under our 2011 corporate bonus plan, which bonus was earned in 2011, was paid in installments in May 2011, August 2011, November 2011 and February 2012. The bonus payable under our 2011 extra efforts bonus plan, which was also earned in 2011, was paid in February 2012.

(4)
This amount consists of a cash bonus paid under our 2010 corporate bonus plan. This bonus, which was earned in 2010, was paid in installments in May 2010, August 2010, November 2010 and February 2011.

(5)
This amount consists of a cash bonus paid under our 2009 corporate bonus plan. This bonus, which was earned in 2009, was paid in installments in May 2009, August 2009 and February 2010.

(6)
This amount consists of a cash bonus earned under Mr. Rossini's 2011 sales commission bonus plan. See the "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan. This bonus, which was earned in 2011, was paid in installments in August 2011 and November 2011.

(7)
This amount includes $266,095 received by Mr. Rossini in December 2011 in connection with his pending termination of employment, representing the value of acceleration of vesting of certain options. In addition, upon the termination of Mr. Rossini's employment on January 1, 2012, he received additional compensation, not included in the amount reported above, in an aggregate amount of $266,351, as further described below under "—Potential Payments Upon Termination or Change of Control."

(8)
This amount consists of a cash bonus earned under Mr. Rossini's 2010 sales commission bonus plan. This bonus, which was earned in 2010, was paid in installments in May 2010, August 2010, November 2010 and February 2011, except that with respect to one customer, only one-half of the ARR attributable to bookings was included for the purposes of the calculation of bonuses under Mr. Rossini's 2010 sales commission bonus plan. The portion of this cash bonus relating to such customer's booking was paid in installments as we received payments from such customer relating to such bookings.

(9)
This amount consists of (i) a $122,241 cash bonus paid under our 2009 corporate bonus plan and (ii) a $53,705 cash bonus paid under Mr. Rossini's 2009 sales commission bonus plan. These bonuses, which were earned in 2009, were paid in installments in May 2009, August 2009 and February 2010.

(10)
This amount consists of a cash bonus earned under Mr. Gamble's 2011 bonus plan. See the "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan. This bonus, which was earned in 2011, was paid in February, 2012.

Grants of Plan-Based Awards Table

        The following table sets forth information regarding grants of compensation in the form of plan-based awards during the year ended December 31, 2011 to our named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)(2)				All Other Option Awards: Number of Securities Underlying Options (#)(3)
							Exercise or Base Price of Option Awards ($/Sh)(4)
								Grant Date Fair Value of Option Awards ($)(5)
Name	Grant Date	Threshold ($)		Target ($)
Albert R. Subbloie, Jr.	1/28/2011	—		—		340,715	$5.99	$1,180,599
	—	—		$365,750		—	—	—
Gary R. Martino	1/28/2011	—		—		110,732	5.99	383,695
	—	—		169,750		—	—	—
Albert M. Rossini	1/28/2011	—		—		85,178	5.99	295,150
	—	$1,125	(6)	250,000	(6)	—	—	—
Charles D. Gamble	1/28/2011	—		—		61,044	5.99	211,524
	—	—		84,247	(7)	—	—	—
Scott E. Snyder	1/28/2011	—		—		61,044	5.99	211,524
	—	—		95,000		—	—	—

(1)
Except as otherwise indicated, all awards in these columns were granted under our 2011 corporate bonus plan, which was established in January 2011. The actual amounts awarded are reported in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan.

(2)
None of the awards were subject to a maximum possible payout. With the exception of the award granted to Mr. Rossini, none of the awards were subject to thresholds or had targets and, with the exception of the award granted to Mr. Rossini, the amounts reported in the target column represent the payouts for which the awards were eligible based on our performance for the fiscal year ended December 31, 2011.

(3)
The shares subject to these options vested as to 25% of the original number of shares on January 28, 2012 and vest as to an additional 1/48 of the original number of shares at the end of each month thereafter until January 28, 2016, subject to acceleration in the event of a change of control where the successor corporation assumes or substitutes the options and the named executive officer is terminated involuntarily within 12 months after the change of control, as further described below in "—Potential Payments upon Termination or Change of Control."

(4)
For a discussion of our methodology for determining the fair value of our common stock, see the "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(5)
These amounts represent the aggregate grant date fair value of the options granted during 2011 computed in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not represent the actual amounts paid to or realized by the named executive officer with respect to these option grants. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(6)
Represents possible payouts under Mr. Rossini's 2011 sales commission bonus plan. The actual amounts awarded are reported in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan.

(7)
Represents possible payouts under Mr. Gamble's 2011 bonus plan. The actual amounts awarded are reported in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. See "—Compensation Discussion and Analysis—Components of our Executive Compensation Program—Cash Incentive Bonuses" above for a description of this plan.

Outstanding Equity Awards at Year End Table

        The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2011.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Albert R. Subbloie, Jr.	284,827		—		$1.23	10/12/2017
	177,758		5,915	(2)	1.23	3/6/2018
	97,304		36,142	(3)	1.66	1/30/2019
	141,965		198,750	(4)	4.72	4/16/2020
	—		340,715	(5)	5.99	1/28/2021
Gary R. Martino	5,678		—		0.88	10/29/2014
	7,098		—		1.06	4/19/2016
	249,858		—		1.23	3/6/2018
	34,160		12,688	(3)	1.66	1/30/2019
	46,138		64,594	(4)	4.72	4/14/2020
	—		110,732	(5)	5.99	1/28/2021
Albert M. Rossini	1		—		1.23	10/12/2017
	—		887	(6)	1.23	3/6/2018
	—		7,689	(7)	1.66	1/30/2019
	21,117	(8)	49,687	(9)	4.72	4/14/2020
	30,167	(10)	55,011		5.99	1/28/2021
Charles D. Gamble	7,098		—		0.88	7/29/2014
	35,490		—		1.06	2/8/2015
	13,900		296	(2)	1.23	3/6/2018
	2,747		319	(11)	1.23	6/11/2018
	10,351		3,845	(3)	1.66	1/30/2019
	25,435		35,609	(4)	4.72	4/14/2020
			61,044	(5)	5.99	1/28/2021
Scott E. Snyder	48,545		—		0.25	6/9/2015
	35,567		—		0.35	11/20/2016
	56,785		—		1.23	10/12/2017
	41,702		887	(2)	1.23	3/6/2018
	10,351		3,845	(3)	1.66	1/30/2019
	25,435		35,609	(4)	4.72	4/16/2020
			61,044	(5)	5.99	1/28/2021

(1)
All options held by our named executive officers are subject to vesting acceleration in the event of a change of control and upon termination of employment under certain circumstances as further described below in "—Potential Payments upon Termination or Change of Control."

(2)
This option vests in equal monthly installments through January 30, 2012.

(3)
This option vests in equal monthly installments through January 30, 2013.

(4)
This option vests in equal monthly installments through April 14, 2014.

(5)
This option vested as to 25% of the shares on January 28, 2012 and vests in equal monthly installments as to the remaining shares through January 28, 2015.

(6)
This option originally vested in equal monthly installments through January 30, 2012. On January 1, 2012, pursuant to our separation agreement with Mr. Rossini, Mr. Rossini was vested with respect to those shares that would have vested through June 30, 2012, resulting in the option becoming fully vested on that date.

(7)
This option originally vested in equal monthly installments through January 30, 2013. On January 1, 2012, pursuant to our separation agreement with Mr. Rossini, Mr. Rossini was vested with respect to those shares that would have vested through June 30, 2012, resulting in 3,549 unvested shares vesting on that date.

(8)
Includes 1,775 shares subject to this option that were originally scheduled to vest on December 14, 2011 but that were vested on an accelerated basis on December 13, 2011 in accordance with the terms of our separation agreement with Mr. Rossini.

(9)
This option originally vested in equal monthly installments through April 14, 2014. On January 1, 2012, pursuant to our separation agreement with Mr. Rossini, Mr. Rossini was vested with respect to those shares that would have vested through June 30, 2012, resulting in 10,647 unvested shares vesting on that date.

(10)
These shares were originally scheduled to vest between January 28, 2012 and June 28, 2012. On December 13, 2011, pursuant to our separation agreement with Mr. Rossini, these shares were immediately vested.

(11)
This option vests in equal monthly installments through May 15, 2012.

Option Exercises and Stock Vested Table

        The following table sets forth information concerning the number of shares acquired and the value realized on exercise of stock options during the year ended December 31, 2011 by each of our named executive officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Albert R. Subbloie, Jr.	208,307	$1,826,852
Gary R. Martino	—	—
Albert M. Rossini	131,535	911,031
Charles D. Gamble	—	—
Scott E. Snyder	24,068	275,132

(1)
The value realized on exercise represents the difference between the market price of our common stock at exercise and the exercise price of the underlying option, multiplied by the number of shares acquired. For shares sold immediately upon exercise, the market price is calculated as the weighted average sales price of the shares, and for shares not sold immediately upon exercise, the market price is calculated as (i) for exercises following the listing of our common stock on the NASDAQ Global Market, the closing price of our common stock on the NASDAQ Global Market on the date of exercise (or the last trading day preceding the date of exercise in the event the date of exercise is not a trading day) or (ii) for exercises prior to the listing of our common stock on the NASDAQ Global Market, the fair market value of our common stock as then most recently determined by our board of directors.

 Potential Payments Upon Termination or Change of Control

        Under the executive retention agreements that we entered into with our named executive officers in June 2011, our named executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, as described below under "—Employment Agreements and Severance Agreements with Executive Officers," as well as to the acceleration of vesting of equity incentive awards in the event of a charge in control. For purposes of the executive retention agreements, a "change in control" generally means (i) the acquisition by an individual, entity or group of beneficial ownership of 50% or more of our outstanding shares of common stock or the combined voting power of our outstanding securities (subject to certain exceptions), (ii) a change of the majority of our board of directors to individuals not nominated, recommended, endorsed or elected by at least a majority of continuing directors; (iii) a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Tangoe, or a sale or disposition of all or substantially all of Tangoe's assets unless (a) the beneficial owners of our common stock and voting securities prior to such transaction beneficially own more than 50% of the outstanding shares of common stock and voting securities, respectively, of the resulting or acquiring company in substantially the same proportions as their ownership of our common stock and voting securities, respectively, before the transaction and (b) no individual, entity or group beneficially owns 30% or more of the outstanding shares or voting securities of the resulting or acquiring company, except to the extent held before the transaction; or (iv) approval by our board of directors of complete liquidation or dissolution of Tangoe.

        Under the separation agreement that we entered into with Mr. Rossini in December 2011, the vesting of his outstanding options was accelerated by an amount equal in the aggregate to the number of additional option shares that would have vested through June 30, 2012 had he remained actively employed by us. This acceleration was granted effective December 13, 2011 with respect to the portion of his options that represented non-qualified stock options and effective January 1, 2012 with respect to the portion of his options that represented incentive stock options. In addition, we agreed that, for a period of 12 months following Mr. Rossini's retirement, we would supplement the cost of Mr. Rossini's COBRA health insurance coverage in an amount equal to the supplement provided to active employees for similar health insurance coverage. Finally, we engaged Mr. Rossini to serve as a consultant to us on transition matters and special projects for a period of six months following his retirement, during which period Mr. Rossini would receive compensation at the same rate as his 2011 base salary.

        In addition, our 2005 stock incentive plan, which we refer to as the 2005 Plan, provides that in the event of a change of control where the successor corporation does assume or substitute the options, all such options will become fully exercisable and any right for us to repurchase options will lapse in the event that the holder is terminated involuntarily in connection with or within 12 months after the change of control. For purposes of the 2005 Plan, "change of control" generally means (i) the sale of all or substantially all of our assets, (ii) a merger or consolidation of our company with or into another entity if persons who were not our stockholders prior to the merger or consolidation own 50% or more of the voting power of the surviving entity after the merger or consolidation or (iii) the acquisition by any person or group of beneficial ownership of securities of ours representing more than 50% of our voting power. All of our named executive officers hold options granted under the 2005 Plan that are not fully exercisable.

        With the exception of Mr. Rossini, the table below sets forth the benefits potentially payable to each named executive officer in the event of the termination of such officer other than for cause, death or disability or the resignation of such officer for good reason. These amounts are calculated on the assumption that the employment termination took place on December 31, 2011. With respect to Mr. Rossini, the table below sets forth the benefits actually paid or payable to Mr. Rossini in accordance with the terms of his separation agreement in connection with his termination on January 1, 2012.

Name	Severance Payments($)	Medical Insurance($)		Value of Additional Vested Option Awards($)(1)		Consulting Fees ($)
Albert R. Subbloie, Jr.	$599,676	$8,017		$2,988,178	(2)	—
Gary R. Martino	264,335	11,123		776,600	(3)	—
Albert M. Rossini	—	3,870	(4)	428,568	(5)	$100,008	(6)
Charles D. Gamble	129,923	172		318,046	(7)	—
Scott E. Snyder	121,840	11,023		321,901	(8)	—

(1)
With the exception of Mr. Rossini, the value of the acceleration of these options is based on the excess of $15.40, the closing price of our common stock on the NASDAQ Global Market on December 30, 2011, over the exercise price of each option. With respect to Mr. Rossini, the value of the accelerated vesting of his options in connection with his termination is calculated as described in footnote (5) below.

(2)
The amount consists of option acceleration with respect to an additional 287,714 shares, of which 5,915 shares have an exercise price of $1.23 per share, 33,362 shares have an exercise price of $1.66 per share, 85,178 shares have an exercise price of $4.72 per share and 163,259 shares have an exercise price of $5.99 per share.

(3)
The amount consists of option acceleration with respect to an additional 75,685 shares, of which 8,784 shares have an exercise price of $1.66 per share, 20,763 shares have an exercise price of $4.72 per share and 46,138 shares have an exercise price of $5.99 per share.

(4)
The amount consists of supplemental payments we have agreed to make over the 12 months following Mr. Rossini's retirement with respect to the cost of Mr. Rossini's COBRA health insurance coverage during that period.

(5)
The amount consists of option acceleration with respect to an additional 31,942 shares on December 13, 2011 and an additional 14,196 shares on January 1, 2012. Of the shares vested on December 13, 2011, 1,775 shares had an exercise price of $4.72 per share and 30,167 shares had an exercise price of $5.99 per share. Of the shares vested on January 1, 2012, 3,549 shares had an exercise price of $1.66 per share and 10,647 shares had an exercise price of $4.72 per share. The value of the December 13, 2011 acceleration of options is based on the excess of $14.25, the closing price of our common stock on the NASDAQ Global Market on such date, over the exercise price of each option accelerated on December 13, 2011. The value of the January 1, 2012 acceleration of options is based on the excess of $15.40, the closing price of our common stock on the NASDAQ Global Market on December 30, 2011, over the exercise price of each option accelerated on January 1, 2012.

(6)
The amount consists of consulting fees payable by us to Mr. Rossini on a semi-monthly basis over the 6 months following his termination in connection with our retention of Mr. Rossini for such 6 months as a consultant on transition matters and special projects.

(7)
The amount consists of option acceleration with respect to an additional 31,641 shares, of which 615 shares have an exercise price of $1.23 per share, 1,775 shares have an exercise price of $1.66 per share, 7,631 shares have an exercise price of $4.72 per share and 21,620 shares have an exercise price of $5.99 per share.

(8)
The amount consists of option acceleration with respect to an additional 31,913 shares, of which 887 shares have an exercise price of $1.23 per share, 1,775 shares have an exercise price of $1.66 per share, 7,631 shares have an exercise price of $4.72 per share and 21,620 shares have an exercise price of $5.99 per share.

          The table below sets forth the benefits potentially payable to each named executive officer in the event of either a change in control as defined under the executive retention agreements or the involuntary termination of the named executive officer in connection with or within 12 months after a change of control as defined under the 2005 Plan. These amounts are calculated on the assumption that the change of control event took place on December 31, 2011.

Name	Value of Additional Vested Options Awards($)(1)
Albert R. Subbloie, Jr.	$5,909,185	(2)
Gary M. Martino	1,906,185	(3)
Albert M. Rossini	1,166,526	(4)
Charles D. Gamble	1,016,273	(5)
Scott E. Snyder	1,020,127	(6)

(1)
The valuation of these options is based on the excess of $15.40, the closing price of our common stock on the NASDAQ Global Market on December 30, 2011, over the exercise price of each option as applicable.

(2)
This amount consists of option acceleration with respect to an additional 581,522 shares, of which 5,915 shares have an exercise price of $1.23 per share, 36,142 shares have an exercise price of $1.66 per share, 198,750 shares have an exercise price of $4.72 per share and 340,715 shares have an exercise price of $5.99 per share.

(3)
This amount consists of option acceleration with respect to an additional 188,014 shares, of which 12,688 shares have an exercise price of $1.66 per share, 64,594 shares have an exercise price of $4.72 per share and 110,732 shares have an exercise price of $5.99 per share.

(4)
This amount consists of option acceleration with respect to an additional 113,274 shares, of which 887 shares have an exercise price of $1.23 per share, 7,689 shares have an exercise price of $1.66 per share, 49,687 shares have an exercise price of $4.72 per share and 55,011 shares have an exercise price of $5.99 per share. None of these options is currently outstanding.

(5)
This amount consists of option acceleration with respect to an additional 101,113 shares, of which 615 shares have an exercise price of $1.23 per share, 3,845 shares have an exercise price of $1.66 per share, 35,609 shares have an exercise price of $4.72 per share and 61,044 shares have an exercise price of $5.99 per share.

(6)
This amount consists of option acceleration with respect to an additional 101,385 shares, of which 887 shares have an exercise price of $1.23 per share, 3,845 shares have an exercise price of $1.66 per share, 35,609 shares have an exercise price of $4.72 per share and 61,044 shares have an exercise price of $5.99 per share.

Employment Agreements and Severance Agreements with Executive Officers

        We do not have formal employment agreements with any of our named executive officers. We have entered into proprietary information, inventions assignment, non-competition and non-solicitation agreements with each of our named executive officers. Under these agreements, each named executive officer has agreed (i) to protect our confidential and proprietary information, (ii) to assign to us related intellectual property developed during the course of his employment, (iii) not to compete with us during his employment and for a period of one year after the termination of his employment and (iv) not to solicit our employees during his employment and for a period of two years after the termination of his employment. Each named executive officer's employment is at will.

        In June 2011, we entered into executive retention agreements with each of our executive officers. The benefits payable to our executive officers under these agreements are described below.

  Benefits Provided Upon Termination Other than for Cause or Good Reason

        If an executive's employment is terminated by us (other than for cause, death or disability) or if the executive resigns for good reason then, subject to the executive's signing a general release of potential claims against us:

  •
  the vesting of each outstanding option, restricted share unit, restricted stock award or other equity award issued by us and held by the executive (to the extent such award is not then vested) will accelerate by 12 months in the case of our chief executive officer, 9 months in the case of our chief financial officer and 6 months in the case of our other executive officers;

  •
  the executive will be paid a pro-rata portion of his or her quarterly bonus for the last completed quarter before termination;

  •
  we will pay the same percentage of the premiums the executive incurs under COBRA post-employment health insurance coverage for 12 months following termination as we pay for active executives, subject to certain nondiscrimination rules;

  •
  in the case of our chief executive officer, he will be entitled to receive a lump sum payment equal to (1) a pro rata portion of 100% of his aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination, less any quarterly bonuses paid in the current fiscal year, and (2) the greater of 100% of his highest base salary during the two fiscal years prior to termination and 100% of his then current base salary;

  •
  in the case of our chief financial officer, he will be entitled to receive a lump sum payment equal to (1) a pro rata portion of 75% of his aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination, less any quarterly bonuses paid in the current fiscal year, and (2) the greater of 75% of his highest base salary during the two fiscal years prior to termination and 75% of his then current base salary; and

  •
  in the case of each of our other executive officers, he will be entitled to receive a lump sum payment equal to (1) a pro rata portion of 50% of his aggregate quarterly and annual bonuses payable with respect to the last fiscal year ended before termination, less any quarterly bonuses paid in the current fiscal year, and (2) the greater of 50% of his highest base salary during the two fiscal years prior to termination and 50% of his then current base salary.

  Benefits Provided Upon a Change in Control

        Upon a change in control:

  •
  each outstanding option to purchase our shares held by the executive (to the extent not then currently exercisable) will become immediately exercisable in full;

  •
  each outstanding restricted stock award held by the executive will be deemed to be fully vested and such vested shares will no longer be subject to any applicable right of repurchase or first refusal; and

  •
  each outstanding restricted share unit award held by the executive will be deemed to be fully vested and such vested shares will be distributed to the executive within five business days thereafter.

  Termination for Cause or for Other than Good Reason

        If an executive officer is terminated for cause or by reason of death or disability, or terminates his or her employment other than for good reason, such executive officer, or his or her estate or legal representative, will be entitled to a lump sum payment equal to his or her earned and accrued base salary through the date of termination.

Securities Authorized for Issuance Under Our Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	6,670,335	$3.789	3,537,548	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	6,670,335	$3.789	3,537,548

(1)
Includes our Amended and Restated 1999 Stock Plan (the "1999 Plan"), Amended and Restated Employee Stock Option/Stock Issuance Plan (the "2000 Employee Plan"), Amended and Restated Executive Stock Option/Stock Issuance Plan (the "2000 Executive Plan"), 2005 Stock Incentive Plan (the "2005 Plan") and 2011 Stock Incentive Plan (the "2011 Plan").

(2)
Reflects securities available for future issuance under the 2011 Plan. Our board of directors has determined that no future awards will be made under the 1999 Plan, the 2000 Employee Plan, the 2000 Executive Plan and the 2005 Plan.

DIRECTOR COMPENSATION

        For service on our board of directors and its committees, we pay each non-employee director an annual retainer consisting of (i) $20,000 for service as a director, (ii) $5,000 for service on the audit committee ($10,000 in the case of the chairman of the audit committee), (iii) $2,500 for service on the compensation committee ($5,000 in the case of the chairman of the compensation committee) and (iv) $2,500 for service on the nominating and corporate governance committee ($5,000 in the case of the chairman of the nominating and corporate governance committee). The annual retainer is payable on the date of each annual meeting of stockholders, beginning with our 2012 annual meeting of stockholders. Each non-employee director may elect to receive all or part of the annual retainer in the form of unrestricted shares of common stock. The number of shares of common stock to be issued will be determined by dividing the amount of the annual retainer to be received in the form of stock by the fair market value of our common stock on the date the annual retainer is to be paid. We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

        Our current director compensation arrangements have been in effect since the effectiveness of the registration statement relating to our initial public offering on July 26, 2011. For the balance of 2011 prior to that date, our directors were compensated in accordance with our previous director compensation arrangements, which provided for cash compensation only to non-employee directors who were not associated with one of our venture capital investors. Under those prior arrangements, such directors were entitled to receive: (i) an annual retainer of $10,000 for service as a director, (ii) an additional annual fee of $2,500 for each committee on which the director served and (iii) an additional annual fee of $2,500 for each committee of which the director served as the chairman. In addition, all non-employee directors were reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

        Our President and Chief Executive Officer has not received any compensation in connection with his service as a director. The compensation that we pay to our President and Chief Executive Officer is discussed in the "Executive Compensation" section of this proxy statement.

        We anticipate that our Lead Director will receive additional compensation for service in that capacity, however our board of directors has not yet determined the amount of such additional compensation.

        The following table sets forth information regarding compensation earned by our non-employee directors during 2011.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
David M. Coit	$10,890	$61,314	$72,204
Gary P. Golding	10,890	61,314	72,204
Ronald W. Kaiser	24,154	77,821	101,975
Jackie R. Kimzey	10,890	61,314	72,204
Gerald G. Kokos	19,119	68,389	87,508
Richard S. Pontin	14,242	47,165	61,407
Noah J. Walley	10,890	61,314	72,204

(1)
The amounts reported in this column represent the aggregate grant date fair value of the options granted to our non-employee directors during 2011 computed in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. These options were granted to our non-employee directors during 2011 in connection with their service on our board of directors and consisted of an option to purchase 23,424 shares of our common stock granted to Mr. Kaiser, an option to purchase 20,584 shares of our common stock granted to Mr. Kokos, options to purchase 18,455 shares of our common stock granted to each of Messrs. Coit, Golding, Kimzey and

  Walley and an option to purchase 14,156 shares of our common stock granted to Mr. Pontin. Each of these options has an exercise price of $5.99 per share and vested in full on January 28, 2012. The amounts reported in this column do not represent actual amounts paid to or realized by the director with respect to these option grants. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. As of December 31, 2011, our non-employee directors held the following options to acquire shares of our common stock:

NAME	OPTION SHARES	GRANT DATE	EXERCISE PRICE
David M. Coit	18,455	4/16/2010	$4.72
	18,455	1/28/2011	$5.99
Gary P. Golding	18,455	4/16/2010	$4.72
	18,455	1/28/2011	$5.99
Ronald W. Kaiser	70,982	1/30/2009	$1.66
	23,424	4/16/2010	$4.72
	23,424	1/28/2011	$5.99
Jackie R. Kimzey	18,455	4/16/2010	$4.72
	18,455	1/28/2011	$5.99
Gerald G. Kokos	35,491	1/28/2003	$0.88
	35,491	10/12/2007	$1.23
	17,035	1/30/2009	$1.66
	20,584	4/16/2010	$4.72
	20,584	1/28/2011	$5.99
Richard S. Pontin	171,994	1/27/2005	$0.25
	43,804	10/12/2007	$1.23
	56,785	1/30/2009	$1.66
	14,196	4/16/2010	$4.72
	14,196	1/28/2011	$5.99
Noah J. Walley	18,455	4/16/2010	$4.72
	18,455	1/28/2011	$5.99

          In addition to the cash retainer described above, on the date of each annual meeting of stockholders, each non-employee director that serves on our board of directors following such annual meeting is entitled to receive an option to purchase a number of shares of our common stock equal to the sum of (i) 14,196 shares for service as a director, (ii) 4,259 shares for service on the audit committee (7,098 shares in the case of the chairman of the audit committee), (iii) 2,129 shares for service on the compensation committee (4,259 shares in the case of the chairman of the compensation committee) and (iv) 2,129 shares for service on the nominating and corporate governance committee (4,259 shares in the case of the chairman of the nominating and corporate governance committee). Each of these options will vest in full on the earlier of the one-year anniversary of the date of grant and the date of our annual meeting of stockholders for the subsequent year, subject to the non-employee director's continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant.

          On February 13, 2012, we granted our non-employee directors options to purchase an aggregate of 132,024 shares of our common stock with an exercise price of $15.56 per share. The terms of these options and the number of shares of common stock underlying each non-employee director's option are consistent with the preceding paragraph based on the committee memberships set forth above under "Corporate Governance—Board Committees." We made these grants in light of the fact that we did not hold an annual meeting of stockholders during 2011, and as a result these options vest in full on the one-year anniversary of the date of grant, without earlier vesting by reference to when we hold any annual meeting.

 AUDIT-RELATED MATTERS

Audit Committee Report

          The audit committee of the board of directors of Tangoe, Inc. has reviewed the Company's audited financial statements for the fiscal year ended December 31, 2011 and discussed them with management and the Company's independent registered public accounting firm, BDO USA LLP.

          The audit committee has received from, and discussed with, BDO USA LLP various communications that BDO USA LLP is required to provide to the audit committee, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

          The audit committee has received the written disclosures and the letter from BDO USA LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the Company's independent registered public accounting firm its independence.

          Based on the review and discussions referred to above, the audit committee recommended to the Company's board of directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

          By the audit committee of the board of directors of Tangoe, Inc.

Ronald W. Kaiser, Chair David M. Coit Gerald G. Kokos

Audit Fees and Services

          The following table summarizes the fees of BDO USA LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Cateogry	2011	2010
Audit Fees	$352,887	$302,347
Audit-Related Fees	436,445	104,828
Tax Fees	46,160	37,750
All Other Fees	—	—

Total Fees	$835,492	$444,925

  Audit Fees

          These are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements.

  Audit-Related Fees

          These are fees for assurance and related services that are reasonably related to performance of the audit and review of our financial statements, and which are not reported under "Audit Fees." These services consisted primarily of audit procedures performed related to acquisitions, consultations regarding accounting and financial reporting related to registration statements and other filings with the

  Securities and Exchange Commission and audits of employee benefit plans. The increase in these fees from 2010 to 2011 was primarily attributable to expenses associated with our initial public offering, certain acquisitions that were consummated in 2011 and our compliance with public company reporting requirements.

  Tax Fees

          These are fees billed for professional services for tax compliance, tax advice and tax planning services. These services consisted primarily of tax compliance services which relate to preparation of U.S. corporate income tax returns.

          All of the foregoing accountant services and fees were pre-approved by our audit committee in accordance with the policies and procedures described under "—Policy for Approval of Services" below.

Policy for Approval of Services

          The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee's pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by Tangoe to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by Tangoe at the time of the engagement to be non-audit services, and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee.

          From time to time, audit committee may pre-approve services that are expected to be provided to Tangoe by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to Tangoe pursuant to such pre-approval.

          The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

MATTERS TO BE VOTED ON

Proposal 1: To Elect Three Class I Directors, Each for a Three-Year Term

        At the Annual Meeting, stockholders will vote to elect three class I directors, each to serve a three-year term beginning at the Annual Meeting and ending at our 2015 annual meeting of stockholders. Our board of directors has nominated Gary P. Golding, Ronald W. Kaiser and Gerald G. Kokos for election as class I directors at the Annual Meeting.

        Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three-year terms. As a result, only one class of our board of directors is elected each year. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are as follows:

  •
  the class I directors are Messrs. Golding, Kaiser and Kokos, and their term will expire at the Annual Meeting;

  •
  the class II directors are Messrs. Coit, Kimzey and Walley, and their term will expire at the annual meeting of stockholders to be held in 2013; and

  •
  the class III directors are Messrs. Pontin and Subbloie, and their term will expire at the annual meeting of stockholders to be held in 2014.

        A brief biography of each of the director nominees follows. You will find information about their stock holdings in Tangoe below under "Stock Ownership and Reporting—Security Ownership of Certain Beneficial Owners and Management."

        Gary P. Golding has been a member of our board of directors since September 2002. Since September 1997, Mr. Golding has served as a General Partner and Investment Manager of Edison Venture Fund, a venture capital firm. Prior to joining Edison, Mr. Golding co-founded the CEO Venture Fund, a venture capital firm, and served as General Partner and Chief Operating Officer of CEO Venture Fund II. Mr. Golding serves on the board of directors of Vocus, Inc., a publicly traded provider of software for public relations management. Mr. Golding received a B.A. in Management Science from Boston College and an M.A. in Urban and Regional Planning from the University of Pittsburgh. In addition to representing one of our principal stockholders, we believe that Mr. Golding's service on over 20 boards of directors over his career allows him to bring extensive experience regarding the management of private and public companies, and particularly software as a service companies, to our board of directors.

        Ronald W. Kaiser has been a member of our board of directors since January 2009. From November 2009 to March 2011, Mr. Kaiser served as Chief Executive Officer and Chairman of the Board of MobileAccess Networks, Inc., a provider of in-building wireless communications equipment. From January 2008 to October 2009 and since March 2011, Mr. Kaiser has served as an independent consultant. From January 2007 to January 2008, Mr. Kaiser served as Chief Financial Officer of Sucampo Pharmaceuticals, Inc., a pharmaceutical research and development company. From March 2005 to December 2006, Mr. Kaiser served as Chief Financial Officer of PharmAthene, Inc., a provider of medical products to counter biological and chemical weapons. From April 2003 to January 2005, Mr. Kaiser served as Chief Financial Officer of Air Cargo, Inc., a freight logistics and bill processing provider. In December 2004, Air Cargo, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court. Mr. Kaiser also serves on the boards of directors of Vocus, Inc., a publicly traded provider of software for public relations management, and OPNET Technologies, Inc., a publicly traded provider of solutions for managing applications and networks. We believe that Mr. Kaiser's detailed knowledge of accounting issues faced by software companies, his experience in corporate finance and executive management and his service as Chief Financial Officer for nine different technology companies allows him to be a key contributor to our board of directors.

        Gerald G. Kokos has been a member of our board of directors since September 2002. Since January 2000, Mr. Kokos has served as President, Chief Executive Officer and a director of VFA, Inc., a provider of solutions for facilities capital planning and spend management. Prior to his tenure at VFA, Mr. Kokos served as President and Chief Executive Officer of Empirical Software, Inc., a software start-up company focusing on service level management solutions, from 1998 to 2000. From 1996 to 1998, Mr. Kokos served as Executive Vice President of the Investors Services Group at First Data Corporation, a payment processing company. Mr. Kokos holds a B.S. from the United States Coast Guard Academy and an M.B.A. from Yale University. Prior to his business career, Mr. Kokos served in the U.S. Coast Guard for nine years, achieving the rank of lieutenant commander. We believe that Mr. Kokos' qualifications to sit on our board of directors include a detailed understanding of enterprise solution providers, which is directly relevant to our business, and expertise in the management of complex technology companies.

        Unless contrary instructions are provided, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Messers. Golding, Kaiser and Kokos as class I directors for a term expiring at our 2015 annual meeting of stockholders. Proxies cannot be voted for a great number of persons than the number of nominees named. Each of the nominees is currently a member of our board. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our board.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: To Ratify the Selection of BDO USA, LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012

        The audit committee of our board of directors has selected the firm of BDO USA LLP as our independent registered public accounting firm for the current fiscal year. BDO USA LLP has served as our independent auditor since the fiscal year ended December 31, 2007. Although stockholder approval of the selection of BDO USA LLP is not required by law or NASDAQ rules, our audit committee believes it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this appointment.

        Representatives of BDO USA LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

 Proposal 3: To Vote on a Non-Binding Advisory Proposal to Approve Executive Compensation

        We are asking stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to rules promulgated by the Securities and Exchange Commission. This Proposal 3, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our executive compensation programs.

        As described above under "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to attract, retain and motivate the best possible executive talent; ensure executive compensation is aligned with our corporate strategies and business objectives; promote the achievement of key financial performance measures by linking cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals; and align the incentives of our executives with the creation of value for our stockholders. We encourage stockholders to review the information provided in the Executive Compensation section of this proxy statement. We believe that this information demonstrates that our executive compensation program is designed appropriately and provides effective incentives for the creation of value for our stockholders.

        Our board is asking stockholders to approve a non-binding advisory vote on the following resolution:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED."

        While this vote on executive compensation is non-binding and solely advisory in nature, our board of directors and our compensation committee will review the voting results and seek to determine the causes of any significant negative voting result to better understand the perspective and concerns of our stockholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

Proposal 4: To Vote on a Non-Binding Advisory Proposal Regarding the Frequency of Future Advisory Proposals to Approve Executive Compensation

        As described in proposal 3 above, we are asking stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal 4 provides stockholders with an opportunity to cast a non-binding advisory vote regarding the frequency of future non-binding, advisory votes with respect to the compensation of our named executive officers. Stockholders may vote for a frequency of every one, two or three years, or may abstain from casting a vote.

        After careful consideration, the board recommends that future advisory votes on executive compensation be conducted every year. The board believes that holding such advisory votes annually is appropriate as it is consistent with the annual review cycle followed by our management, board of directors and compensation committee for evaluation of our executive compensation program. In addition, the board believes that holding annual votes will facilitate more direct stockholder input about executive compensation, as well as reflect Tangoe's generally open and responsive attitude towards stockholders' concerns.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF 1 YEAR FOR THE FREQUENCY OF FUTURE ADVISORY PROPOSALS TO APPROVE EXECUTIVE COMPENSATION.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common stock as of April 4, 2012 by:

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after April 4, 2012. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

        Percentage ownership calculations for beneficial ownership are based on 37,157,119 shares outstanding as of April 4, 2012. Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners are in care of Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477.

        In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are immediately exercisable or exercisable within 60 days after April 4, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk(*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares of Common Stock Outstanding
5% Stockholders
Albert R. Subbloie, Jr.(1)	2,161,305	5.7
Entities affiliated with Investor Growth Capital(2)	1,940,000	5.2
Other Executive Officers and Directors
Gary R. Martino(3)	659,844	1.8
Albert M. Rossini(4)	251,594	*
Charles D. Gamble(5)	235,888	*
Scott E. Snyder(6)	189,743	*
David M. Coit(7)	1,188,225	3.2
Gary P. Golding(8)	1,516,400	4.1
Ronald W. Kaiser(9)	117,830	*
Jackie R. Kimzey(10)	984,553	2.6
Gerald G. Kokos(11)	93,694	*
Richard S. Pontin(12)	205,975	*
Noah J. Walley(13)	36,910	*
All current executive officers and directors as a group (11 persons)(14)	7,390,367	19.7

*
Represents beneficial ownership of less than 1% of our outstanding stock.

(1)
Includes 28,393 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after April 4, 2012 and 670,733 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012.

(2)
Consists of 1,358,000 shares of common stock held by Investor Growth Capital Limited and 582,000 shares of common stock held by Investor Group, L.P. Investor Growth Capital Limited is a Guernsey company and an indirectly wholly owned subsidiary of Investor AB, a publicly held Swedish company, and Investor Group, L.P. is a limited partnership of which Investor AB serves as the ultimate general partner. The principal address of each of Investor Growth Capital Limited and Investor Group, L.P. is 630 Fifth Avenue, Suite 1965, New York, New York 10111.

(3)
Includes (i) an aggregate of 14,478 shares of common stock held by Mr. Martino's three children, (ii) 1,420 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after April 4, 2012 and (iii) 396,258 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012.

(4)
Includes 102,923 shares of common stock held jointly by Mr. Rossini and his wife.

(5)
Includes 123,822 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012.

(6)
Consists of 189,743 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012.

(7)
Consists of (i) 250 shares of common stock owned by Mr. Coit's wife, (ii) 36,910 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012 and (iii) 1,151,065 shares of common stock owned by North Atlantic SBIC IV, L.P. Mr. Coit is a manager of the general partner of North Atlantic SBIC IV, L.P. and, as such, may be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Coit disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(8)
Consists of (i) 36,910 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012 and (ii) 1,479,490 shares of common stock owned by Edison Venture Fund IV SBIC, L.P. Mr. Golding is a member of the general partner of Edison Venture Fund IV SBIC, L.P. and, as such, may be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Golding disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(9)
Consists of 117,830 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012.

(10)
Consists of (i) 36,910 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012, (ii) 927,183 shares of common stock held by Sevin Rosen Fund VIII L.P., (iii) 18,883 shares of common stock held by Sevin Rosen VIII Affiliates Fund L.P., (iv) 5 shares of common stock held by SRB Associates VIII L.P. (v) 817 shares of common stock held by Sevin Rosen Bayless Management Company. Mr. Kimzey is a general partner of SRB Associates VIII, L.P., the general partner of Sevin Rosen Fund VIII L.P. and Sevin Rosen VIII Affiliates Fund L.P., and is an officer and director of Sevin Rosen Bayless Management Company and, as such, may be deemed to share voting an investment power with respect to all shares held by such entities. Mr. Kimzey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any.

(11)
Consists of 93,694 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012.

(12)
Consists of 205,975 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012.

(13)
Consists of 36,910 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012.

(14)
Includes 29,813 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after April 4, 2012 and 1,945,695 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2011 with the exception of David M. Coit, who did not timely report the purchase by his spouse of 250 shares on August 1, 2011 in the directed share program for our initial public offering. Mr. Coit reported this transaction on a Form 4/A filed with the SEC on March 9, 2012.

 OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        This proxy is solicited on behalf of our board of directors.    We will bear the expenses connected with this proxy solicitation. We expect to pay brokers, nominees, fiduciaries and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. We have engaged Broadridge Financial Solutions, Inc. to assist us in soliciting proxies from brokers, nominees, fiduciaries and custodians, and will pay Broadridge approximately $16,000 plus out-of-pocket expenses for its efforts. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual Meeting Materials

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at the following address: Tangoe, Inc., 35 Executive Boulevard, Orange, Connecticut 06477, Attention: Corporate Secretary or by calling (203) 859-9300. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2013 Annual Meeting

        Proposals of stockholders intended to be presented at our 2013 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us at our principal offices, 35 Executive Boulevard, Orange, Connecticut 06477, no later than December 26, 2012 in order to be included in the proxy statement and proxy card relating to that meeting.

        If a stockholder wishes to present a proposal at our 2013 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must give written notice to the Secretary of the Company at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 6, 2013 and no later than March 8, 2013, provided that if the date of the 2013 annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2013 annual meeting and not later than the later of (i) the 90th day prior to the 2013 annual meeting and (ii) the tenth day following the day on which notice of the date of the 2013 annual meeting was mailed or public disclosure of the date of the 2013 annual meeting was made, whichever occurs first.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TANGOE, INC. 35 EXECUTIVE BOULEVARD ORANGE, CONNECTICUT 06477 M46696-P24812 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. TANGOE, INC. For All Except For All Withhold All The Board of Directors recommends you vote FOR the following: ! ! ! 1. To elect three class I directors, each for a three-year term Nominees: 01) Gary P. Golding 02) Ronald W. Kaiser 03) Gerald G. Kokos Abstain The Board of Directors recommends you vote for a frequency of 1 YEAR on proposal 4. The Board of Directors recommends you vote FOR proposals 2 and 3. 3 Years 1 Year 2 Years Abstain For Against ! ! ! ! ! ! ! 2. To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 4. To vote on a non-binding advisory proposal regarding the frequency of future advisory proposals to approve executive compensation ! ! ! NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 3. To vote on a non-binding advisory proposal to approve executive compensation ! For address change/comments, mark here. (See reverse for instructions.) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report to Security Holders, Notice of Annual Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com. M46697-P24812 TANGOE, INC. Annual Meeting of Stockholders June 6, 2012 10:00 AM This proxy is solicited by the Board of Directors of Tangoe, Inc. The undersigned, revoking all prior proxies, hereby appoint(s) Gary R. Martino and Thomas P. Flynn, and each of them, with full power of substitution, as proxies to represent and vote, as designated hereon, all shares of stock of Tangoe, Inc. (the "Company" or "us") that the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 6, 2012, at The Study at Yale, 1157 Chapel Street, New Haven, Connecticut 06511 at 10:00 a.m., local time, and at any postponement or adjournment thereof. On April 11, 2012, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 37,157,949 shares of our common stock, par value $0.0001 per share (the "Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors. If no direction is made to withhold authority to vote for an individual nominee (or all nominees), this proxy will be voted in favor of each nominee for which no such direction is made. Address change/comments: (If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side